Exhibit 10.4

ASSET PURCHASE AGREEMENT

by and among

CAPSOURCE FINANCIAL, INC.,

and its designee

CAPSOURCE EQUIPMENT COMPANY, INC.

and

PRIME TIME EQUIPMENT, INC.

and

ITS PRESIDENT

May __, 2006

ASSET PURCHASE AGREEMENT

          This Asset Purchase Agreement (“Agreement”) is made by and between Capsource Financial, Inc., a Colorado corporation or its designee CapSource Equipment Company, Inc., a Nevada corporation (“Buyer”) and Prime Time Equipment, Inc., a California corporation (“Company” sometimes referred to as the “Seller”), and Seller’s President (the “President”) effective as of May __, 2006.

RECITALS

          WHEREAS, Seller is engaged in the business of selling truck trailers including, but not limited to, the leasing, financing and servicing of dry van and refrigerated truck trailers (the “Business”), which Business is based in Fontana, California, U.S.A. (together, the “Premises”), and has its principal office at 15609 Valley Boulevard, Fontana, California 92335.

          WHEREAS, subject to the terms and conditions hereinafter set forth, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, substantially all of the property and assets of the Business.

          WHEREAS, the President will receive substantial direct and indirect benefits from the transactions contemplated by this Agreement, and Buyer has required that the President enter into this Agreement as a condition to Buyer’s execution hereof.

          NOW, THEREFORE in consideration of the mutual representations, warranties, covenants, agreements and conditions hereinafter set forth and the mutual benefits to be derived from this Agreement, the parties hereto agree as follows:

ARTICLE I
PURCHASE AND SALE OF ASSETS

          Section 1.1 Assets to be Transferred. Upon and subject to the terms and conditions set forth in this Agreement (including without limitation Section 1.2), on the Closing Date (as defined in Section 10.1 of this Agreement), Seller shall sell, transfer, convey, assign and deliver to Buyer, and Buyer shall purchase and accept from Seller, all of the business, property and assets owned by Seller or to which the Seller has rights which are used by Seller in connection with the Business, whether any such assets are located on, or in transit to or from, the Premises, held on consignment or for sale by others, or otherwise including the business, property and assets identified below in this Section 1.1, all as the same shall exist on the Closing Date (collectively, the “Purchased Assets”). The Retained Assets (as defined in Section 1.2 of this Agreement) are specifically excluded from the business, property and assets to be purchased and sold pursuant to this Agreement. The Purchased Assets shall include without limitation the following:

                    (a) Books and Records. All books, records and other documents and information relating to the Assets and the Business, including, without limitation, all customer files and records, and all other data related to all present and former customers of the Business, all payment records and account history of all such customers, prospect information, marketing data, sales literature, inventory records, purchase orders and invoices, customer information, correspondence, price lists, quotes and bids, catalogues and brochures of every kind and nature, all supplier lists, sales data, records, telephone records, files (“Books and Records”);

                    (b) Machinery and Equipment. All machinery, equipment, tools, furniture, fixtures, computer equipment, leasehold improvements, and other personal property and related spare parts, maintenance supplies and other property listed on Schedule 1.1(b) which are located at the Premises (the “Machinery and Equipment”);

                    (c) Receivables. Except as provided in Section 1.2 hereof, all accounts receivable relating to the Business but excluding those intra-company or aged receivables previously deemed by Seller to be not collectible that are designated as such on Schedule 1.1(c)(the “Receivables”);

                    (d) Vehicles. Except as provided in Section 1.2 hereof, all vehicles owned by Seller which are used in the Business, including without limitation the vehicles listed on Schedule 1.1(d) of this Agreement (the “Vehicles”);

                    (e) Intellectual Property. All patents, patent applications, copyrights, copyright applications, trade names, trademarks or service marks, registered or unregistered and applications therefor, logos, processes, proprietary data, computer software or firmware programs, software manuals, inventions, trade secrets, Internet domain names, e-mail addresses and proprietary or trade secret designs, test data and any other material documentation for products or circuits owned by the Company or used or held for use in connection with the Business, together with all licenses related to the foregoing, whether Seller is the licensee or licensor thereunder and all other intellectual property rights used in the conduct of the Business and licenses thereof, and the legal and trade names of Company or any derivative thereof including any of the foregoing listed on Schedule 1.1(e) of this Agreement (the “Intellectual Property”);

                    (f) Technical Information. Except as described in Section 1.2 of this Agreement, all technical and marketing information owned by Seller relating to the Business, including product specifications, drawings, plans, designs, test results, manufacturing documentation, research reports, technical manuals new developments, know-how, ideas and trade secrets and all documentation thereof and all claims and rights relating thereto (“Technical Information”);

                    (g) Contracts. Subject to the provisions of Section 2.2(d) of this Agreement, all rights existing under leases, contracts, agreements and commitments relating to the Business under (1) commitments of Seller relating to the Business with respect to open unfilled purchase orders issued to suppliers and open unfilled sales orders received from customers, which have been entered into in the ordinary course of business; (2) the real estate lease described on Schedule 4.8 of this Agreement; and (3) the personal property leases, license agreements, software license agreements, consulting agreements, maintenance and service agreements, and all other similar contracts and commitments whether written or oral relating to the Business and either listed on Schedule 1.1(g) to this Agreement or entered into by Seller in the ordinary course of business prior to the Closing Date (collectively, the “Contracts”);

                    (h) Licenses; Permits. All governmental licenses, permits, franchises, approvals and identification numbers of Seller to the extent transferable or temporarily usable and relating to the Business including, but not limited to the licenses, permits registrations and franchises listed on Schedule 1.1 (h) (“Licenses and Permits”);

                    (i) Computer Software. All information systems, programs, and software and documentation thereof relating to the Business owned by Seller or to which the Seller has rights and located at the Premises including, but not limited to the programs, and software listed on Schedule 1.01 (i) (“Computer Software”);

                    (j) Inventory. All raw materials, work in process and finished goods inventory that are current and suitable for use in the normal course of business, and excluding obsolete or defective inventory including, but not limited to the inventory listed on Schedule 1.01 (j) (“Inventory”).

                    (k) Balance Sheet Assets. All assets reflected on the Latest Balance Sheet (as defined in Section 4.4) or acquired by Seller after the date thereof, except those sold in the ordinary course of business after the date thereof;

                    (l) Goodwill. All goodwill of the Business; and

                    (m) Prepaid Expenses/Deposits. All prepaid expenses and deposits relating to the Business, excluding certain deposits, prepaid expenses and accrued expenses identified on Schedule 1.1(m) of this Agreement (“Prepaid Deposits”).

          Section 1.2 Retained Assets. Notwithstanding the provisions of Section 1.1 of this Agreement, Seller shall not sell, transfer, assign, convey or deliver to Buyer, and Buyer shall not purchase or accept from Seller, the following assets of Seller, whether relating exclusively or nonexclusively to the Business (collectively the “Retained Assets”):

                    (a) Tax Refunds. All tax refunds for periods ending on or before the Closing Date, specifically including those tax refunds identified on Schedule 1.2(b) of this Agreement;

                    (b) Insurance. All insurance policies owned by Seller and rights to collect insurance proceeds under policies owned by Seller, except as otherwise provided in Section 9.5 of this Agreement;

                    (c) Contracts. Any Contracts not assumed by Buyer as provided in Section 2.2(d) of this Agreement; and

                    (d) Scheduled Assets. The assets listed on Schedule 1.2(f) of this Agreement, which Schedule will be updated as of the Closing Date for changes in amounts in the ordinary course of business between the date of this Agreement and the Closing Date.

ARTICLE II
ASSUMPTION OF LIABILITIES

          Section 2.1 Liabilities to be Assumed. Subject to the terms and conditions of this Agreement and the consummation of the transactions contemplated by this Agreement, on the Closing Date (as defined in Section 10.1 of this Agreement), Buyer shall assume and shall pay, discharge and perform when due the following liabilities and obligations of Seller arising and accruing in connection with, and relating exclusively to, the operation of the Business (collectively, the “Assumed Liabilities”):

                    (a) Stated Liabilities. As of the Closing Date, the trade accounts payable, and certain other accrued expenses and liabilities arising out of or relating to the Business, all of which shall be set forth on the Closing Date Statement of Purchased Assets and Assumed Liabilities prepared in accordance with, and finally accepted as provided in, Article III of this Agreement;

                    (b) Contracts. The executory liabilities and obligations arising after the Closing Date under the Contracts which are designated as being, and in fact are, assigned to Buyer with any required consent;

                    (c) Transferring Employees. The liabilities and obligations of the Buyer as, and to the extent, provided in Section 11.1 of this Agreement;

          Section 2.2 Retained Liabilities. Seller shall retain all obligations and responsibilities for any claims, debts, defaults, duties or liabilities of the Business or of Seller, whether absolute, accrued, liquidated or otherwise, and whether due or to become due, asserted or unasserted, known or unknown, contingent or fixed, not specifically assumed by Buyer, or which Buyer is not specifically responsible for, under this Agreement (collectively, the “Retained Liabilities”), including without limitation:

                    (a) Taxes. All Taxes (as defined in Section 4.15(a) of this Agreement), prorated as of the Closing Date, concerning the Business or Seller;

                    (b) Sales Commissions. All sales commissions payable to the Seller’s employees or any sales representative (regardless of whether Buyer employs such employees or sales representatives from and after the Closing Date) accrued prior to the Closing Date;

                    (c) Retained Assets. Any liability or obligations of Seller relating to or arising out of the Retained Assets;

                    (d) Employee Benefit Plans. Any obligations of Seller pertaining to any employee pension or benefit plan of Seller relating to the former or current employees of the Business and arising prior to the Closing Date;

                    (e) Employees. All obligations and liabilities pertaining to the employees of the Business as provided in Section 11.1 of this Agreement or arising out of or relating to any employee grievance whether or not the affected employees are hired by Buyer by current or former employees, whether filed in the past or at any time in the future, for commissions due for products already shipped or invoiced, unpaid wages, overtime, sick pay, severance, vacation, 401k plans, or other payments due, disability or workers compensation; any form of misconduct, discrimination or sexual harassment;

                    (f) Violations and Defaults. All obligations and liabilities: (i) resulting from any violation by Seller of any statute, law, rule, regulation, ordinance or order, judgment, decree, writ or injunction; (ii) under an agreement that result from any breach or default (or event that with notice or lapse of time would constitute a breach or default) by Seller under such agreement; or (iii) that arise out of or constitute damages to Buyer as the result of a breach of any representation or warranty provided by Seller in connection with this Agreement;

                    (g) Product Warranty. All obligations and liabilities resulting from product liability, warranty, credit memoranda issued by the Seller or strict liability claims relating to products sold or leased by the Seller in the ordinary course of the Business prior to the Closing Date; and

                    (h) Financial Obligations. All obligations and liabilities under any guaranties by the Seller of or in respect of any indebtedness, liabilities or obligations of any other person or entity and any amounts owed by the Seller to attorneys, accountants or other professionals engaged from time to time by the Seller (including, without limitation, any engaged with respect to the transactions contemplated hereby).

          Buyer shall have no obligation under this Agreement, by operation of law or otherwise to assume, pay or discharge any of the Retained Liabilities. Seller agrees to satisfy in due course the Retained Liabilities, except those being contested or denied by Seller in good faith, and hereby indemnifies and holds Buyer harmless with respect to such Retained Liabilities.

ARTICLE III
PURCHASE PRICE - PAYMENT

          Section 3.1 Purchase Price. In consideration of the sale and transfer to Buyer of the Purchased Assets as provided in Section 1.1 of this Agreement and the Agreement Not to Compete in Section 11.6, Buyer (i) shall assume the Assumed Liabilities as set forth in Section 2.1 of this Agreement and (ii) shall pay to Seller an aggregate purchase price of One Hundred Thousand Dollars ($100,000) plus an additional amount equal to the value of the net assets of the Seller, excluding cash in banks, on the Closing (the “Purchase Price”).

          Section 3.2 Payment. Buyer shall pay the Purchase by cashier’s check on the Closing Date, provided the conditions set forth in Article I hereof have been fulfilled. Seller agrees and understands that the payment and receipt of the Purchase Price shall be subject to repayment to the Buyer for the purpose of satisfying and adjustments to the Purchase Price as set forth in Section 3.6.

          Section 3.3 Closing Date Statement of Purchased Assets and Assumed Liabilities. Within twenty (20) days after the Closing Date, or as soon thereafter as is reasonably practicable, Buyer shall prepare and submit to Seller a statement of the Purchased Assets and the Assumed Liabilities as of the Closing Date (the “Closing Date Statement of Purchased Assets and Assumed Liabilities”). The Closing Date Statement of Purchased Assets and Assumed Liabilities shall identify, as of the Closing Date, the “Net Book Value”, which is defined for purposes of this Agreement as the book value of the Purchased Assets, minus the book value of the Assumed Liabilities, as generally described in Section 2.1(a) of this Agreement. The Closing Date Statement of Purchased Assets and Assumed Liabilities shall be prepared in accordance with generally accepted accounting principles (“GAAP”).

          Section 3.4 Acceptance of Closing Date Statement of Purchased Assets and Assumed Liabilities. Upon completion of the Closing Date Statement of Purchased Assets and Assumed Liabilities, Buyer shall deliver such Closing Date Statement of Purchased Assets and Assumed Liabilities to Seller. In addition, Buyer shall furnish to Seller its calculation of the amount of Net Book Value (including all relevant details and data supporting such calculation) and accord Seller the opportunity for full verification of such amount. Seller shall have twenty (20) days after receipt of the Closing Date Statement of Purchased Assets and Assumed Liabilities and the Buyer’s calculation of Net Book Value, to accept or reject in writing Buyer’s calculation of Net Book Value. In the event Seller concurs in Buyer’s calculation of Net Book Value or fails to notify Buyer in writing of a dispute in Buyer’s calculation of Net Book Value as provided in this Section 3.4, then Buyer’s calculation of Net Book Value shall govern for all purposes of this Agreement. If, however, Seller rejects Buyer’s calculation of Net Book Value, Seller shall notify Buyer within the such twenty (20) day period, and the written notice must set forth the items and amounts of the Net Book Value rejected and the reasons for such rejection. In the event Seller rejects Buyer’s calculation of Net Book Value, the parties shall attempt in good faith to reach agreement on the amount of the Net Book Value and the resulting adjustment to Purchase Price, if any, pursuant to Section 3.6 of this Agreement, but if no such agreement is reached within twenty (20) days after Seller notifies Buyer of a dispute in Buyer’s calculation of Net Book Value, then either party may, by written notice, require submission of such dispute to arbitration in accordance with the rules of the American Arbitration Association, by one arbitrator (the “Arbitrator”) who shall be a certified public accountant selected by mutual agreement of the parties; provided, however, in no event shall the Arbitrator be affiliated with an accounting firm selected as the regular outside accounting firm of either party. Each party shall bear its own expenses in preparing and reviewing the Closing Date Statement of Purchased Assets and Assumed Liabilities and the Net Book Value calculation in connection with any such arbitration proceedings. The Arbitrator’s fees and expenses shall be paid by the non-prevailing party to such arbitration as determined by the Arbitrator. The Arbitrator shall have access to all necessary accounting and other records that may be requested by the Arbitrator from time to time. The determination of the Arbitrator shall be final and binding on both Buyer and Seller. The Arbitrator shall apply the standards specified in this Agreement in determining the matters submitted thereto.

          Section 3.5 Intentionally Omitted.

          Section 3.6 Purchase Price Adjustment. Following the final determination of the Net Book Value in accordance with Sections 3.3 and 3.4 of this Agreement (whether by acceptance by Seller, agreement between Seller and Buyer or arbitration), the Seller and Buyer agree to an adjustment of the Purchase Price dollar for dollar for any increase or decrease in the Net Book Value as reflected on the Company’s balance sheet as at April 19, 2006 and the Net Book Value as of the Closing Date. Any adjustment shall be paid to the Seller or received by the Buyer in immediately available funds within two (2) business days of such final adjustment.

          Section 3.7 Allocation of Purchase Price. The Purchase Price shall be allocated among the Purchased Assets as set forth in Schedule 3.7. Such allocation shall be reflected, as well, on IRS form 8594 (Asset Acquisition Statement Under Section 1060), which completed Form, each of Buyer and Seller shall file separately with the Internal Revenue Service pursuant to the requirements of Section 1060 of the Internal Revenue Code of 1986, as amended. Each party shall update such allocation to reflect any post-Closing adjustments in the Purchase Price pursuant to Section 3.6. Seller and Buyer agree that such allocation is fair and equitable. Seller and Buyer further agree to act in a manner consistent with such allocation for all purposes, including the filing and preparation of all federal, state and local tax returns filed by them subsequent to the Closing Date, and the determination by Seller of taxable gain or loss of the Purchased Assets and the determination by Buyer of its tax basis with respect to the Purchased Assets.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SELLERS

          Seller and President jointly and severally make the following representations and warranties to Buyer:

          Section 4.1 Existence. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has full power, right and authority to own, lease and operate its properties and to conduct its business as presently conducted. Seller and is duly qualified or licensed to do business as a foreign entity in good standing in every jurisdiction in which the conduct of its business requires such qualification or the failure to so qualify will not have a material adverse effect on the Business or Assets. Set forth on Schedule 4.1 is a list of any and all fictitious business names under which either Seller or the President has operated at anytime during the past 5 years.

          Section 4.2 Authority. Seller and the President has full power and authority to enter into this Agreement and to effect the transactions contemplated by this Agreement. No approvals or consents of any persons or entities are necessary for the execution, delivery and performance of this Agreement by the Seller or the President, except as have been obtained (or will be obtained prior to Closing). This Agreement has been duly authorized, executed and delivered by the Seller and the President and is a valid and binding obligation of the Seller and the President enforceable against each of them in accordance with its terms subject to: (a) applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors’ rights generally; and (b) limitations on the availability of equitable remedies.

          Section 4.3 No Conflict or Violation. Except as set forth on Schedule 4.3 of this Agreement, neither the execution and delivery of this Agreement nor consummation of the transactions contemplated hereby will result in: (a) a violation or breach of or default under any term or provision of any contract, agreement, lease, commitment, license, permit, authorization or concession to which either Seller or the President is a party or to which any of them or any of their property or the Assets may be bound or constitute an event which with notice, lapse of time, or both, would result in any such violation, breach or default (or give rise to any right of termination, amendment, cancellation or acceleration); (b) except as contemplated by this Agreement, require the Company to make any payment to any entity or person; (c) result in the imposition or creation of any lien upon any of the Assets; or (d) a material violation by either Seller or the President of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, or constitute an event which with notice, lapse of time, or both, would result in any such violation.

          Section 4.4 Financial Information. Attached as Schedule 4.4 are true and correct copies of Seller’s Financial Statements relating to Seller’s Business. _Financial Statements_ mean (i) balance sheets of Seller as of December 31, 2005, together with statements of income for each of the calendar years 2003, 2004 and 2005; (ii) a balance sheet for Seller as of March 31, 2006; and (iii) and a balance sheet for Seller as of close of business on April 19, 2006 (_Latest Balance Sheet_), and related statements of income for the year-to-date period then ended. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied through the periods indicated and fairly present the financial position of Seller’s Business as of the respective dates of the balance sheets and the results of Seller’s Business operations for the respective periods indicated. The Financial Statements have been prepared from the books and records of Seller, which accurately and fairly reflect the transactions of, acquisitions and dispositions of Assets by, and incurrence of Liabilities by Seller. To Seller’s knowledge, Seller has no Liabilities of or relating to the Assets or Seller’s Business except for (i) Liabilities reflected on the Latest Balance Sheet; (ii) current liabilities incurred in the Ordinary Course of Business after the date of the Latest Balance Sheet; and (iii) such other liabilities specifically described on the Schedules attached to this Agreement. All inventories and supplies reflected in the Latest Balance Sheet or included in the Assets are of good and merchantable quality and are salable in the Ordinary Course of Business (in the case of inventory held for sale) or currently usable (in the case of other inventory, supplies and raw materials). The values of the inventories reflected in the Latest Balance Sheet are stated in accordance with generally accepted accounting principles. Neither Seller nor President is insolvent.

          Section 4.5 Undisclosed Liabilities. With respect to the Assumed Liabilities, Seller has no liability, known or unknown, absolute or contingent, which is not shown or provided for on Schedule 2.1(a) of this Agreement, except obligations or liabilities totaling less than $5,000 in the aggregate incurred in the ordinary course of business or otherwise disclosed in this Agreement.

          Section 4.6 No Material Adverse Changes. Except as set forth on Schedule 4.6 of this Agreement, or as otherwise disclosed in this Agreement, since December 31, 2005 (except as otherwise noted below), there have not been any: (a) changes which, individually or in the aggregate, are materially adverse to the Business or the Purchased Assets, or any changes in the Business or the Purchased Assets which, individually or in the aggregate, have materially and adversely affected the Business or the Purchased Assets; (b) damage, destruction or loss of a material nature affecting the Business or the Purchased Assets whether or not adequately covered by insurance; (c) incurrence of any obligation or liability relating to the Business (absolute or contingent) except current liabilities incurred, and obligations under contracts entered into, in the ordinary course of business; (d) incurrence of any mortgage, pledge or subjecting to liens, charges, security interests or any other encumbrances, of any of the Purchased Assets except in the ordinary course of business; (e) sale, assignment, transfer or license (or agreement to do any of the foregoing) of any Intellectual Property or any other Purchased Asset (except performance of Contracts, and sales of Inventory, in the ordinary course of business); (f) to Seller’s knowledge, sufferance of any extraordinary loss or waiver of any right of substantial value with respect to the Business; (g) change in employee compensation with respect to employees of the Business other than normal salary increases in the ordinary course of business or other increases required by any union contracts; (h) material transactions with respect to the Business other than in the ordinary course of business; (i) amendment or termination of any material Contract; (j) actual or, to Seller’s knowledge, threatened labor trouble, strike or other occurrence or condition of a similar character (or any receipt of notice of any of the foregoing) which had or might have a material adverse effect on the Business; or (k) changes in the accounting methodology and procedures pertaining to the Business.

          Section 4.7 Purchased Assets. Except for the Retained Assets referred to in Section 1.2 of this Agreement, the Purchased Assets constitute all the properties and assets used or useful in connection with the Business and the operation of the Business as being conducted as of the date of this Agreement and constitute all the assets necessary for the conduct of the Business as being conducted as of the date of this Agreement. All tangible Purchased Assets are in good condition and repair, ordinary wear and tear excepted, and (where applicable) are in good working order and have been properly and regularly maintained. Except as set forth on Schedules 4.7 or 4.8 of this Agreement, Seller now has and on the Closing Date will have, and will convey to Buyer at Closing, good and marketable title to all of the Purchased Assets free from all liens, charges, pledges, security interests, claims and encumbrances of every kind. No tangible Assets are located outside of Seller’s possession, except as described in Schedule 4.7. Except for the Premises, Seller has no interest (leasehold or otherwise) or any rights in, any real property that is used in Seller’s Business.

          Section 4.8 Leased Real Estate. Schedule 4.8 of this Agreement sets forth and describes: (a) the real estate which is leased by Seller and used in connection with the conduct of the Business (the “Leased Real Estate”); (b) the lease agreements pursuant to which Seller leases or otherwise makes use of the Leased Real Estate (the “Real Estate Leases”); ( c ) the real estate owned by the President and to be leased by the President to the Buyer and a Form of Commercial Lease Agreement to be used to accomplish such lease.. Except as disclosed in Schedule 4.8 of this Agreement, there are no defaults under the Real Estate Lease, nor has the landlord under the Real Estate Leases given Seller any oral or written notice of any claim, action or suit at law or in equity arising out of the Real Estate Lease.

          Section 4.9 Contracts. Except for (a) purchase and sale commitments of Seller relating to the Business with respect to open unfilled purchase orders issued to suppliers and open unfilled sales orders received from customers, which have been entered into in the ordinary course of business; and (b) contracts, agreements, arrangements and commitments specifically set forth on other Schedules of this Agreement (including, but not limited to, the Real Estate Lease set forth on Schedule 4.8 of this Agreement), Schedule 1.1(g) is a list of all leases, licenses, contracts, commitments and agreements to which Seller is a party or by which it is bound, and which relate to the Business. Except as set forth on Schedule 4.9 of this Agreement, each of the Contracts is in full force and effect and is valid and enforceable in all respects by Seller in accordance with their respective terms, and Seller is not in default in the observance or the performance of any term or obligation to be performed by it under each of the Contracts and the Real Estate Lease, and there exists no event or condition which with the giving of notice or lapse of time, or both, would constitute a default thereunder. No other person is in default in the observance of the performance of any term or obligation to be performed by such person under each of the Contracts, and there are no unresolved disputes under any of the Contracts or the Real Estate Lease. True and correct copies of all Contracts and the Real Estate Lease are included in a binder delivered to Buyer on or prior to the date hereof as part of Schedule 1.1(h) hereof, to the extent that the Contract is in writing. If any Contract is not in writing, Schedule 1.1(h) sets forth the parties to such contract and describes all terms thereof, or in the case of any oral agreement affecting a written Contract, the terms of such oral agreement.

          Section 4.10 Intellectual Property. Subject to the provisions of Section 1.2(f) of this Agreement, the list of Intellectual Property set forth on Schedule 1.1(e) of this Agreement contains all of the trademarks, trade names, trade styles, service marks and copyrights used exclusively in connection with the Business, including all registrations therefor and licenses thereof. To the extent indicated on Schedule 1.1(e) of this Agreement, the Intellectual Property has been duly registered in, filed in or issued by the United States Patent and Trademark Office. Except as set forth on Schedule 4.10 of this Agreement: (a) Seller has received no notice from any other person challenging the right of Seller to use the Intellectual Property; and (b) Seller has not, in its operation of the Business, infringed and is not now infringing, on any trademark, trade name, trade secret or copyright held by any other person, firm or company, in any manner which materially affects the Business or the Purchased Assets.

          Section 4.11 Litigation; Claims.

                    (a) Except as described on Schedule 4.11 of this Agreement, there is no litigation, proceeding, government investigation or labor dispute or grievance by or against Seller pending or threatened with respect to the transactions contemplated by this Agreement, the Business, its employees or the Purchased Assets at law, in equity or admiralty, or by or before any federal, state or municipal court, government department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrations, nor are there any orders, writs, injunctions or decrees of any court or arbitrator or federal, state, local or other government department, commission, board, bureau, agency or instrumentality, domestic or foreign, in existence relating to the transactions contemplated by this Agreement, the Business, its employees or the Purchased Assets.

                    (b) Except as listed on Schedule 4.11 of this Agreement, Seller is not aware of any material facts, events or occurrences by reason of which any material claim, action or proceeding may be brought by or against Seller with respect to the transactions contemplated by this Agreement, the Business, its employees or the Purchased Assets taken as a whole.

                    (c) Except as set forth on Schedule 4.11 of this Agreement, during the two years preceding the date of this Agreement Seller has not received any notice of any claims with respect to the Business, its employees or the Purchased Assets.

          Section 4.12 Compliance With Law. The Business and the Purchased Assets as conducted or held by Seller on the date of this Agreement do not violate, in any material respect, any statute, code, ordinance, regulation, requirement or order of any governmental body, the enforcement of which would have a material adverse effect on the operation of the Business or the Purchased Assets.

          Section 4.13 Employees; Labor Relations.

                    (a) Schedule 4.13(a) of this Agreement contains, as of the dates shown on such Schedule, accurate and complete information as to names and rates of compensation (whether in the form of salaries, bonuses, commissions or other supplemental compensation now or hereafter payable) of all employees of Seller relating to the Business (grouped by categories as indicated thereon), together with information as to any employment contracts or severance arrangements with any such employees, any arrangements involving the indebtedness of such employees to Seller and any arrangements involving the indebtedness of Seller to such employees in any amount.

                    (b) Except as described on Schedule 4.13(b) of this Agreement, to Seller’s knowledge, since December 31, 2005, there has been no material adverse change in the relationship of employees of the Business with Seller nor any strike or material labor disturbance by any such employees affecting Seller. Seller has no collective bargaining, union or labor agreements, contracts or other arrangements with any group of employees, labor union or employee representative and Seller does not know of any organization effort currently being made or threatened by or on behalf of any labor union with respect to employees of Seller.

                    (c) Except as set forth on Schedule 4.13(c), the Company is not a party to any employment or consulting agreement and there are no bonus, commission or other incentive compensation programs in effect for its employees or agents. In addition, except as set forth on Schedule 4.13(c), there is no employment handbook, personnel policy manual, or similar document that creates rights to continued employment or similar employee-related obligations.

                    (d) Except as set forth on Schedule 4.13(d), the Company is not a party to any collective bargaining agreement or other agreement or arrangement regarding union activity, and the Company is not the subject of any union organizing activity. Seller has not experienced, and Seller does not know or have reasonable grounds to know of any basis for, any strike, material labor trouble, work stoppage, slow down or other interference with or impairment of Seller’s Business. Seller is, and has at all times been, in compliance, in all material respects, with all applicable statutes, rules, laws, regulations, rulings and the like respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and is not engaged in any unfair labor practices.

                    (e) Except as described on Schedule 4.13(e), (i) Seller does not provide, nor is it obligated to provide, directly or indirectly, any benefits for employees, including, without limitation, any pension, profit sharing, deferred compensation, severance pay or other severance obligations, stock option, retirement, bonus, hospitalization, insurance, vacation or other employee benefits under any practice, agreement or understanding; and (ii) Seller has not had and does not now maintain any _employee benefit plan_ (as that term is defined in Section 3(3) of the Employment Retirement Income Security Act of 1974 as amended), on behalf of Seller or any other party, which covers or covered any employees or former employees of Seller.

          Section 4.14 Taxes and Tax Liens.

                    (a) The Purchased Assets shall not be subject to any liens, claims or encumbrances with respect to federal, state, local or foreign income, franchise, sales, use, occupation, net worth, property, wage withholding, accumulated earnings, personal holding company, excise, transfer or other taxes, assessments, interest, penalties, deficiencies, fees, rents and other governmental charges and impositions (collectively, the “Taxes”), pertaining to the Business attributable to periods up to the Closing Date.

                    (b) There are no pending or to Seller’s knowledge threatened examinations, reviews, audits or investigations of the federal, state or local income tax returns or reports of Seller relating to the Business, and no issue or question has been raised (and is currently pending) by any taxing authority in connection with any of Seller’s tax returns or reports.

                    (c) Seller has withheld proper and accurate amounts from employees of the Business in full and complete compliance with all withholding and similar provisions of the Internal Revenue Code and any and all other applicable laws, statutes, codes, ordinances, rules and regulations, and Seller has timely filed proper and accurate federal, state and local returns, reports and estimates with respect to employee income tax withholding, social security taxes and unemployment taxes relating to the Business for all years and periods up through the Closing Date (and portions thereof) for which such returns and reports were due; and any and all amounts shown on such returns and reports to be due and payable have been paid in full. All payments (including interest and penalties) due or to become due from Seller with respect to the Business for employee income tax withholding, social security taxes and unemployment taxes for any year or accounting period (or portion thereof) ended on or prior to the Closing Date will be either paid in full prior to or shortly after the Closing Date. With respect to the Business, Seller has filed, or will file, all federal, state, local and foreign tax returns, reports and notices required to be filed prior to the Closing Date and has paid or will pay all such taxes due as shown on such returns and all such taxes otherwise due. No tax deficiency has been proposed or assessed against Seller and Seller has not executed any waiver of any statute of limitations on the assessment or collection of any tax.

          Section 4.15 Environmental Matters. Except as set forth on Schedules 4.15(a) and 4.15(b) of this Agreement, to Seller’s knowledge:

                    (a) The licenses and permits listed on Schedule 4.15(a) of this Agreement are the only governmental licenses, approvals, permits and authorizations currently required for the ownership, use or occupancy of the Leased Real Estate or for the operation of the Business as now being conducted and of the Purchased Assets, the failure to obtain which would have a material adverse effect on the Business or the Purchased Assets or on Seller’s operation of the Leased Real Estate. Except as otherwise disclosed on Schedule 4.15(a): (i) all such licenses and permits are valid and in full force and effect; and (ii) Seller has not received any notice that any appropriate authority has revoked, suspended or terminated, or intends to revoke, suspend or terminate, any of such licenses and permits.

                    (b) Seller has not stored, treated, disposed, dumped, buried, spilled or otherwise released any material, including any chemical substance, “Hazardous Substance”, “Pollutants”, “Contaminants”, petroleum, including crude oil or any fraction thereof, natural gas, liquefied natural gas, synthetic gas or any “Solid Waste” on, beneath or about the Leased Real Estate, except for inventories of such materials or solid waste used or generated in the ordinary course of the Business. Further, any such inventories of materials or solid waste were and are stored in compliance with any and all applicable Environmental Requirements such that there has been and is no release of any such material or solid waste to the environment which could cause the incurrence of response or removal costs or other liabilities or obligations under CERCLA, any other Environmental Requirement or at common law.

                    (c) Seller has not received in connection with the Business or the Purchased Assets any notice from any governmental authority or private or public entity advising that Seller is potentially responsible for response, removal or other costs with respect to a release or threatened release of Hazardous Substance, Pollutants, Contaminants or Solid Waste under CERCLA, any other Environmental Requirement or at common law.

                    (d) Seller has not received notice of any violation of any Environmental Requirement relating to the Leased Real Estate or the operation of the Business, or any of the processes followed, results obtained or products made by or on behalf of the Business.

          “Environmental Requirements” shall mean all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items in effect as of the date hereof relating to the protection of human health or the environment of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, the states and political subdivisions thereof, and all applicable judicial and administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment, including all requirements, including but not limited to those pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of any Hazardous Substance, Pollutant, Contaminant or Solid Waste.

          “Hazardous Substances,” “Pollutants” and “Contaminants” shall be as defined under the Comprehensive Environmental Response Compensation and Liability Act, (“CERCLA”), as amended up to the date of this Agreement.

          “Solid Waste” shall be as defined under the Solid Waste Disposal Act, 42 U.S.C. § 6901, et seq., as amended up to the date of this Agreement.

          Section 4.16 Brokers and Finders. Seller represents that it has engaged no broker or finder in connection with the subject matter of this Agreement, and Seller shall be responsible solely for any fee due any broker or finder in connection with the subject matter of this Agreement. Seller has not employed any broker or finder or incurred any liability for any other brokers’, finders’ or agents’ fees for which Buyer is or could become liable in connection with, or as a result of, the transactions contemplated by this Agreement.

          Section 4.17 No Agreements to Acquire Assets. No person or entity other than Buyer has any agreement, option, understanding or commitments or any right or privilege (whether by law, preemptive or contractual) capable of becoming an agreement, option or commitment, for the purchase or other acquisition of any of the Assets.

          Section 4.18 Competing Interests. Except as described in Schedule 4.18, neither Seller nor the President, officer, director or management level employee of Seller or any Affiliate or immediate family member of any of the foregoing (a) owns, directly or indirectly, an interest in any person or entity that is a competitor, customer or supplier of Seller or that otherwise has material business dealings with Seller or (b) is a party to, or otherwise has any direct or indirect interest opposed to Seller under, any Company Agreement, Other Company Agreement or other business relationship or arrangement material to Seller. Provided, however, that it shall not be a breach of this representation and warranty should said person or entity invest in publicly-traded equity securities constituting less than three percent (3%) of the outstanding securities of such class.

          Section 4.19 Insurance. Schedule 4.19 lists all insurance policies and fidelity bonds covering Seller, Seller’s Business, the Assets or Seller’s employees. There is no claim by Seller pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds, except as disclosed on Schedule 4.19. All premiums due and payable under all such policies and bonds have been paid, and Seller is in compliance with the terms of such policies and bonds. All such policies may be terminated with respect to Seller as of the Closing Date; provided, however product liability coverage may be cancelled after the Closing Date only if Seller’s product liability policies are occurrence type and the applicable policies, if terminated, provide coverage for all pre-Closing Date claims until the applicable statute of limitation has barred action on any such claims. If occurrence policies are not in existence, then Seller shall maintain product liability coverage until the applicable statute of limitation has barred action on any such claims.

          Section 4.20 Subsidiaries. The Company has no subsidiaries or directly or indirectly owns any equity or debt interest in any corporation, partnership, company, joint venture or other person or entity, or any obligation, right or option to acquire any such interest.

          Section 4.21 Accounts Receivables. All Receivables reflected in the Latest Balance Sheet or included in the Assets have been incurred in the ordinary course of business and are valid, binding and enforceable obligations due to the Seller and are fully collectible in the ordinary course of business, without resort to litigation, at the face amount thereof without any counterclaim, offset or other reduction by the customer thereunder, except as may otherwise be provided in Schedule 4.21. Except as indicated on Schedule 4.21, the Receivables are not past due.

          Section 4.22 Restrictions on Business Activities. Seller is not bound by any agreement commitment, settlement, judgment, injunction, order or decree to which Seller is a party or otherwise binding upon Seller or the Purchased Assets that has or may have the effect of prohibiting or impairing any business practice of Seller or the conduct of Seller’s Business anywhere in the world.

          Section 4.23 No Misrepresentations. The representations, warranties and statements made by Seller or President in or pursuant to this Agreement are true, complete and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make any such representation, warranty or statement, under the circumstances in which it is made, not misleading. Seller and the President have disclosed to Buyer all facts and information material to the proposed purchase of the Assets hereunder that are known to Seller or the President.

          Section 4.24 Permits and Compliance. Seller has obtained and now holds all governmental permits and licenses required to own and operate Seller’s Business. Seller has complied with and has no notice of any suspected or actual non-compliance with, all applicable governmental statutes, laws, ordinances, decrees, orders, rules and regulations, except for possible minor instances of non-compliance that, when taken as whole, will not have a material affect on the Assets, Seller’s Business or the financial condition or prospects of Seller’s Business.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer makes the following representations and warranties to Seller:

          Section 5.1 Corporate Existence. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and have full power to own its properties and to conduct its business as presently conducted.

          Section 5.2 Corporate Authority. Buyer has full power and authority to enter into this Agreement and to effect the transactions contemplated by this Agreement. This Agreement has been duly authorized, executed and delivered by Buyer and is a valid and binding obligation of Buyer enforceable against it in accordance with its terms subject to: (a) applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors’ rights generally; and (b) limitations on the availability of equitable remedies.

          Section 5.3 No Conflict or Violation. Except as set forth on Schedule 5.3 of this Agreement, neither the execution and delivery of this Agreement nor consummation of the transactions contemplated hereby will result in: (a) a violation or breach of or default under any term or provision of any indenture, mortgage, contract, agreement, lease, commitment, license, franchise, permit, authorization or concession to which Buyer is a party or to which they or any of their property may be bound or constitute an event which with notice, lapse of time, or both, would result in any such violation, breach or default; or (b) a violation by Buyer of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, or constitute an event which with notice, lapse of time, or both, would result in any such violation.

ARTICLE VI
INTERIM COVENANTS OF SELLER

          Seller covenants and agrees with Buyer that between the date of this Agreement and the Closing Date:

          Section 6.1 Operation of the Business. Seller will operate the Business in the ordinary course of business and in the same manner as presently operated, and shall maintain and repair the Purchased Assets in substantially the same manner as they are maintained and repaired. Seller will refrain from taking or omitting to take any action that would violate Seller’s representations and warranties under Article IV of this Agreement or render them inaccurate as of the date of this Agreement or the Closing Date or that in any way would prevent the consummation of the transactions contemplated hereby.

          Section 6.2 Insurance. Seller will maintain existing fire and casualty insurance and “all risk” insurance with respect to the Purchased Assets and the Business.

          Section 6.3 Access to Records and Properties. Prior to the Closing Date, Buyer may conduct such investigation of the Purchased Assets and of the Business as Buyer deems appropriate. Between the date of this Agreement and the Closing Date, Seller shall give to Buyer and its agents and representatives, including its independent accountants and attorneys, full access to all the facilities, offices, books and records of the Business or included in the Purchased Assets, and such further financial and operating data and other information with respect to the Purchased Assets, the Business and the Initial Statement of Purchased Assets and Assumed Liabilities as Buyer shall reasonably request. Such investigation shall be conducted in a manner so as to minimize interference with the operation of the Business.

          Section 6.4 Updating of Information. Seller will deliver revised or supplementary Schedules to this Agreement, containing accurate information as of the Closing Date, in order to enable Buyer to confirm the accuracy of Seller’s representations and warranties and otherwise effectuate the provisions of this Agreement. The receipt by Buyer of any revised or supplementary schedules to this Agreement shall in no way prejudice the Buyer’s right to terminate this Agreement based upon the failure of any condition to be satisfied under Section 9.1 hereof. Seller shall promptly inform Buyer, in writing, of the occurrence or failure of any action or event that would violate Seller’s representations and warranties under this Agreement or render them inaccurate as of the date hereof or the Closing Date or that would constitute a breach of any covenant of Seller under this Agreement or a failure of any condition to the obligations of either Seller or Buyer under this Agreement.

ARTICLE VII
INTERIM COVENANTS OF BUYER

          Buyer covenants and agrees with Seller that between the date of this Agreement and the Closing Date:

          Section 7.1 Performance. Buyer will perform all acts to be performed by it pursuant to this Agreement and will refrain from taking or omitting to take any action that would violate Buyer’s representations and warranties under this Agreement or render them inaccurate as of the date of this Agreement or the Closing Date or that in any way would prevent the consummation of the transactions contemplated under this Agreement.

          Section 7.2 Updating of Information. Buyer will deliver revised documentation as may be applicable, containing accurate information as of the Closing Date, in order to enable Seller to confirm the accuracy of Buyer’s representations and warranties and otherwise effectuate the provisions of this Agreement. The receipt by Seller of any revised or supplementary schedules to this Agreement shall in no way prejudice the Seller’s right to terminate this Agreement based upon the failure of any condition to be satisfied under Section 9.2 hereof. Buyer will promptly inform Seller, in writing, of the occurrence or failure of any action or event that would violate Buyer’s representations and warranties under this Agreement or render them inaccurate as of the date of this Agreement or the Closing Date or that would constitute a breach of any covenant of Buyer under this Agreement or a failure of any condition to the obligations of either Buyer or Seller under this Agreement.

ARTICLE VIII
INDEMNIFICATION

          Section 8.1 Indemnification by Buyer. Subject to the limitations set forth in Section 8.2, Buyer shall indemnify, defend and hold Seller and its President, employees and agents (collectively, the _Seller Parties_) from, against and in respect of any and all judgments, settlements, liabilities, obligations, claims, demands, contingencies, damages, costs and expenses, including all court costs and reasonable attorneys’ fees (collectively, _Losses_), that Seller shall incur or suffer, which arise, result from or relate to:

                    (a) the breach of any representation, warranty or other agreement made by Buyer in this Agreement or pursuant hereto or any allegation by a third party that, if true, would constitute such a breach;

                    (b) the Assumed Liabilities; or

                    (c) debts, obligations or liabilities arising from the conduct of the Business by Buyer on or after the Closing Date including, but not limited to, noncompliance with any Environmental Requirement which is the result of action or conduct occurring on or after the Closing Date.

          Section 8.2 Limitations on Buyer’s Indemnification Obligations. The Seller Parties will not be entitled to indemnification under Section 8.1 unless the aggregate amount of all Losses for which indemnification is sought by the Seller Parties pursuant to such Section exceeds $25,000 (the _Indemnification Threshold_), in which case the Seller Parties will be entitled to indemnification for the amount of such Losses in excess of such amount. The maximum aggregate Losses for which the Seller Parties will be entitled to indemnification under Section 8.1 is $500,000. Notwithstanding the foregoing, there shall be no application of the Indemnification Threshold with respect to any breach or alleged breach of any representation or warranty resulting from Buyer’s intentional misrepresentation or fraud.

          Section 8.3 Indemnification by Seller. Subject to the limitations set forth in Section 8.4, Seller and the President, jointly and severally, shall indemnify, defend and hold Buyer, its affiliates and their respective directors, officers, owners, employees and agents (collectively, the _Buyer Parties_) from, against and in respect of any and all judgments, settlements, liabilities, obligations, claims, demands, contingencies, damages, costs and expenses, including all court costs and reasonable attorneys’ fees (collectively, _Losses_), that Buyer shall incur or suffer, which arise, result from or relate to:

                    (a) the breach of any representation, warranty or other agreement made by Seller or the President in this Agreement or pursuant thereto or any allegation by a third party that, if true, would constitute such a breach;

                    (b) The Retained Liabilities;

                    (c) debts, obligations or liabilities arising from the conduct of the Business by Seller prior to the Closing Date, to the extent such liabilities are not Assumed Liabilities, including without limitation the liabilities and obligations with respect to noncompliance with any Environmental Requirement which is the result of action or conduct occurring prior to the Closing Date;

                    (d) debts, obligations or liabilities arising from the conduct of any other business by Seller on or after the Closing Date.

          Section 8.4 Limitations on Seller’s Indemnification Obligations. Subject to the exceptions set forth below, the Buyer will not be entitled to indemnification under Section 8.3 unless the aggregate amount of all Losses for which indemnification is sought by the Buyer Parties pursuant to such Section exceeds $25,000 (the _Indemnification Threshold_), in which case the Buyer Parties will be entitled to indemnification for the amount of such Losses in excess of such amount. The maximum aggregate Losses for which the Buyer Parties will be entitled to indemnification under Section 8.3 is $500,000. Notwithstanding the foregoing, there shall be no application of the Indemnification Threshold with respect to: (a) any breach or alleged breach of any representation or warranty resulting from Seller’s or any President’s intentional misrepresentation or fraud; (b) any breach or alleged breach of any representation or warranty set forth in Sections 4.1, 4.4, 4.10, 4.11, 4.14, 4.15 or 4.22; or (c) any of the Other Excluded Liabilities described on Schedule 2.2.

          Section 8.5 Notice of Claims. Any party entitled to receive indemnification under this Article 8 (the _Indemnified Party_) agrees to give prompt written notice to the party or parties required to provide such indemnification (the _Indemnifying Parties_) upon the occurrence of any indemnifiable Loss or the assertion of any claim or the commencement of any action or proceeding in respect of which such a Loss may reasonably be expected to occur (a _Claim_), but the Indemnified Party’s failure to give such notice shall not affect the obligations of the Indemnifying Party under this Article 8 except to the extent that the Indemnifying Party is materially prejudiced thereby.

          Section 8.6 Defense of Claims. The Indemnifying Party may elect to assume and control the defense of any Claim, including the hiring and direction of counsel reasonably satisfactory to the Indemnified Party and the payment of related expenses, if (a) the Indemnifying Party acknowledges its obligation to indemnify the Indemnified Party for any Losses resulting from such Claim and provides reasonable evidence to the Indemnified Party of its financial ability to satisfy such obligation; (b) the Claim does not seek to impose any liability or obligation on the Indemnified Party other than for money damages; and (c) the Claim does not relate to the Indemnified Party’s relationship with its customers or employees. If such conditions are satisfied and the Indemnifying Party elects to assume and control the defense of a Claim, then (i) the Indemnifying Party may settle such Claim; and (ii) the Indemnified Party may employ separate counsel and participate in the defense thereof at its own expense unless (A) the Indemnifying Party has failed to adequately assume the defense of such Claim or to employ counsel with respect thereto or (B) a conflict of interest exists between the interests of the Indemnified Party and the Indemnifying Party that requires representation by separate counsel, in which case the fees and expenses of such separate counsel shall be paid by the Indemnifying Party. If such conditions are not satisfied, the Indemnified Party may assume and control the defense of the Claim.

          Section 8.7 Time Limits to Indemnification Obligations. An Indemnifying Party shall not have any indemnification obligations hereunder with respect to any claim for indemnification made by an Indemnified Party more than 1 year after the Closing Date, except indemnification obligations relating to claims based on fraud, actual dishonesty or intentional misrepresentation, or representations or warranties set forth in Sections 4.7 (Title to Assets), 4.14 (Taxes) or 4.15 (Hazardous Substances), which shall survive until 60 days after the expiration of the applicable statues of limitations.

          Section 8.8 Survival of Representations, Warranties and Indemnification Obligations. The indemnification obligations, representations and warranties of Seller and the President on the one hand and Buyer on the other, made in or pursuant to this Agreement and the Closing certificates attached hereto shall survive the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and any investigation, inquiry or knowledge of the other party.

          Section 8.9 Treatment of Indemnity Payments. The parties hereto agree to treat all indemnity payments made pursuant to this Agreement as adjustments to the Purchase Price for all purposes, including tax purposes.

ARTICLE IX
CONDITIONS PRECEDENT TO CLOSING

          Section 9.1 Conditions Precedent to Closing by Buyer. All obligations of Buyer under this Agreement are subject to the fulfillment prior to or at the Closing of each and every one of the following conditions:

                    (a) Representations and Warranties Correct. All representations and warranties of Seller made in or pursuant to this Agreement and all Schedules to this Agreement shall be true and correct as of the date made and at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, and Buyer shall have received from the chief executive officer of Seller a certificate to such effect, in form and substance reasonably satisfactory to Buyer.

                    (b) Performance; No Default. Seller shall have performed, observed and complied with all the obligations and conditions required by this Agreement to be performed, observed or complied with by it at or prior to the Closing Date.

                    (c) Documents Delivered. Seller shall have delivered at the Closing all of the documents described in Section 10.2 of this Agreement.

                    (d) Consents to Assignment, Lease. Seller shall have secured the written consents to assign or transfer the Contracts designated as requiring consent as a condition to Closing on Schedule 1.1(h) of this Agreement and executed a new Real Estate Lease substantially in the form attached as Exhibit 9.1 to this Agreement.

                    (e) No Material Adverse Change. As of the Closing Date, there shall not have occurred in the opinion of Buyer, in its sole discretion, any material adverse change in the financial condition, results of operations, assets or liabilities of Seller’s Business since the date of the Latest Balance Sheet; and there shall have been no suit, action, arbitration, legal or administrative proceeding or governmental investigation pending or threatened against or affecting Seller, the Assets, Seller’s Business or the prospects of same.

                    (f) Responses to Due Diligence. The form and content of Seller’s responses to Buyer’s requests for information shall have satisfied Buyer’s due diligence review and inquiry conducted by Buyer in connection with the transactions contemplated by this Agreement.

                    (g) Lien Clearance. Seller shall have delivered to Buyer executed UCC-3 Termination Statements or other releases or assurances of releases satisfactory to Buyer to evidence the release of any liens on the Assets.

                    (h) Financing. Buyer shall have successfully concluded a debt or equity round of financing for a minimum amount of Two Million Dollars ($2,000,000) gross proceeds.

          Section 9.2 Conditions Precedent to Closing by Seller. All obligations of Seller under this Agreement are subject to the fulfillment prior to or at the Closing of each and every one of the following conditions:

                    (a) Representations and Warranties Correct. All representations and warranties of Buyer made in or pursuant to this Agreement shall be true and correct as of the date made and at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, and Seller shall have received from the chief executive officer of Buyer a certificate to such effect, in form and substance reasonably satisfactory to Seller.

                    (b) Performance; No Default. Buyer shall have performed, observed and complied with all the obligations and conditions required by this Agreement to be performed, observed or complied with by it at or prior to the Closing Date.

                    (c) Documents Delivered. Buyer shall have delivered at the Closing all of the documents described in Section 10.3 of this Agreement.

          Section 9.3 Waiver of Conditions Precedent. If any condition precedent to Closing by Buyer as set forth in Section 9.1 of this Agreement is not satisfied and such condition is not waived by Buyer at or prior to the Closing Date, or if any condition precedent to Closing by Seller as set forth in Section 9.2 of this Agreement is not satisfied and such condition is not waived by Seller at or prior to the Closing Date, Buyer or Seller, as the case may be, may terminate this Agreement at their respective option by notice to the other party. Such right of termination shall be in addition to any other rights any party may have against another for a breach of its commitments hereunder. In the event that a condition precedent to Closing is not met, the party for whose benefit the condition exists may waive such condition precedent and proceed with the Closing, and in such event the party so waiving such condition precedent shall have no recourse against the other party because of the failure of such condition.

          Section 9.4 Termination in the Event of Damage to Purchased Assets. In the event any of the Purchased Assets are damaged or destroyed by fire or other casualty, Seller will immediately notify Buyer in writing of such event and the extent of damage thereof, and Buyer shall have the right to either (i) terminate this Agreement if the damage or destruction exceeds Five Thousand Dollars ($5,000.00) and such damage or destruction materially affects the Buyer’s ability to carry on the Business as conducted on the day immediately preceding such damage or (ii) consummate the purchase of the Purchased Assets as in existence following such damage or destruction. Buyer will notify Seller in writing which of the two alternative elections Buyer desires to pursue within thirty (30) days of receipt of Seller’s notice with respect to damage or destruction by fire or other casualty. If Buyer elects to consummate the purchase contemplated by this Agreement, an appropriate reduction will be made in the Purchase Price as agreed by the parties, or in the alternative, Buyer will be entitled to all insurance proceeds and an amount equal to the deductible amount required to be paid under the applicable insurance policies (the total amount of proceeds and deductible payments not to exceed the amount of the Purchase Price to be paid hereunder), and at the Closing, Seller will assign to Buyer all rights under all of such insurance policies.

ARTICLE X
CLOSING

          Section 10.1 Closing Date. Subject to the conditions precedent to closing by Buyer and Seller under Article IX of this Agreement, the closing of the transactions contemplated under this Agreement (the “Closing”) shall take place at 10:00 a.m. local time at the offices of the Seller on or before May 5, 2006; provided, however, that either party may, by written notice to the other given not later than May 1, 2006, elect to postpone the Closing Date for a period of not more than ten (10) days.

          Section 10.2 Documents Delivered by Seller. At the Closing, Seller will sell, convey, transfer, assign and deliver to Buyer, and Buyer shall acquire from Seller, all of the Purchased Assets. To effect such sale and delivery, Sellers will deliver the following to Buyer or Buyer’s agents at Closing in form and substance reasonably satisfactory to Buyer, as shall be effective to vest in Buyer all of Seller’s rights in and under the Purchased Assets as provided for in this Agreement:

                    (a) a general bill of sale transferring the Purchased Assets to Buyer, and such other similar instruments of conveyance, transfer and assignment as may be necessary under the laws of the state in which such assets are located to convey to Buyer good and marketable title to all personal property included in the Purchased Assets;

                    (b) assignments of the Intellectual Property in a form sufficient for filing;

                    (c) all consents to the assignment to Buyer of the Contracts designated on Schedules 1.1(h) and 4.8 of this Agreement as requiring such consent as a condition to Closing;

                    (d) a certificate signed by the chief executive officer of Seller, dated as of the Closing Date, certifying that the conditions specified in Section 9.2 of this Agreement have been satisfied in full;

                    (e) certified copies of resolutions duly adopted by the Board of Directors of Seller authorizing the execution and delivery of this Agreement and the sale and transfer of the Purchased Assets to Buyer;

                    (f) Consulting Agreement covering the one individual specified in Section 10.4;

                    (g) A New Real Estate Lease as noted in Section 9.1(d);

                    (h) Non Compete Agreement;

                    (i) such additional documents as Buyer may deem necessary to evidence the truth and accuracy, as of the Closing Date, of the representations and warranties contained herein and the due satisfaction and performance at or prior to the Closing of all agreements and covenants to be complied with, satisfied and performed by Seller, including without limitation a schedule of the unpaid amounts owing by the Seller under the Real Estate Lease up to the Closing Date; and

                    (j) a receipt for the payment by Buyer of the Initial Payment as required by Section 3.2 of this Agreement.

          Simultaneously with such delivery, Seller shall take all action necessary to put Buyer in actual possession and operating control of the Purchased Assets and the Business.

          Section 10.3 Documents Delivered by Buyer. Buyer will deliver the following to Seller at Closing in form and substance reasonably satisfactory to Seller:

                    (a) a certificate signed by the chief executive officer of Buyer, dated as of the Closing Date, certifying that the conditions specified in Section 9.1 of this Agreement have been satisfied in full and that Buyer has received all information requested prior to Closing and is not aware of any adverse conditions or defaults by Seller hereunder;

                    (b) certified copies of resolutions duly adopted by the Board of Directors of Buyer authorizing the execution, delivery and performance of this Agreement;

                    (c) Consulting Agreement covering the one individual specified in Section 10.4(a);

                    (d) A New Real Estate Lease as noted in Section 9.1(d);

                    (e) such additional documents as Seller may deem necessary to evidence the truth and accuracy, as of the Closing Date, of the representations and warranties contained herein and the due satisfaction and performance at or prior to the Closing Date of all agreements and covenants to be complied with, satisfied and performed by Buyer;

                    (f) the Closing Date payment in the amount and form of delivery as required by Section 3.2 of this Agreement.

          Section 10.4 Other Closing Documents. At Closing, the parties shall also execute and deliver the following documents:

                    (a) Consulting Agreement among Buyer and the following individual: Seller’s President, substantially in the form attached hereto as Exhibit 10.4(a);

                    (b) Real Estate Lease Agreement; and

                    (c) Non Compete Agreement.

          Section 10.5 Risk of Loss. Title to, and risk of loss or destruction or damage to, the Purchased Assets shall remain with Seller until the completion of the Closing, at which time title and risk of loss to the Purchased Assets will pass to Buyer.

ARTICLE XI
ADDITIONAL AGREEMENTS OF BUYER AND SELLER

          Section 11.1 Employees; Retirement and Benefit Plans.

                    (a) Termination of Transferring Employees. Seller shall, as of the Closing Date, terminate all active employees of the Business on the Closing Date and (except as provided in Section 11.1(e) below) their participation in Seller’s employee plans.

                    (b) Hiring of Transferring Employees. Buyer shall offer employment as of the Closing Date to all active employees of the Business on the Closing Date at the California locations and such employees who accept employment with Buyer as of the Closing Date shall be considered “Transferring Employees”. Such employment shall be for substantially the same positions and at substantially the same wage and salary rates as those in effect on the Date of Closing, and Buyer shall provide to the Transferring Employees reasonably similar same health and medical insurance, sick leave, vacation and other welfare-type benefits as shall be in effect on the Closing Date. Buyer will give all Transferring Employees credit for service with Seller under all vacation and holiday plans maintained by Buyer for the benefit of Transferring Employees.

                    (c) Employee and Third Party Rights. Nothing contained in this Agreement shall be deemed to give any employee of Seller the right to be retained in the employ of Buyer after the Closing Date or to interfere with Buyer’s right to discharge any employee at any time. Nothing contained in this Section 11.1 or elsewhere in this Agreement shall be deemed to create in any employee any right as a third party beneficiary.

                    (d) Retirement Savings and Profit-Sharing Plan. Effective as of the Closing Date, the Transferring Employees shall not be eligible to participate in the Seller’s Retirement Savings and Profit Sharing Plan (the “Seller’s Plan”), other than for the purposes of vesting in their employer contribution accounts thereunder, taking withdrawals from their accounts in accordance with the provisions of the Seller’s Plan and making loan payments as described below. For purposes of this Section 11.1(d), a Transferring Employee’s hiring by Buyer shall not be deemed a separation from service, a separation of employment or a termination of employment for purposes of taking a withdrawal from Seller’s Plan.

                    (e) Employee Medical Insurance Claims. Buyer and Seller agree that claims submitted (whether before or after Closing) by employees of the Business and their covered dependents for medical and dental services provided prior to the Closing Date shall be the obligation of Seller and shall be covered by Seller’s medical and dental plans, and that claims submitted by Transferring Employees for medical and dental (to the extent covered by Buyer’s plan) services provided on and after the Closing Date shall be the responsibility of Buyer and covered by Buyer’s medical and dental (to the extent provided by Buyer) plan. Seller shall be responsible for any and all obligations and liabilities (including, but not limited to, penalties and taxes) for group health continuation coverage under the Consolidation Omnibus Reconciliation Act of 1985, as amended, with respect to former employees (and their spouses and dependents) of the Business who have elected such coverage as of the Closing Date.

                    (f) Post-Retirement Medical and Life Insurance Benefits. Notwithstanding anything to the contrary contained herein, Seller shall be responsible for, and shall indemnify, hold harmless and defend Buyer from, any and all liabilities for post-retirement medical and life insurance benefits for all current and, insofar as it relates to employment with Seller prior to the Closing Date, future retirees of the Business who are entitled to retiree medical and life insurance benefits under Seller’s benefit plans as of the Closing Date; provided, however, that with respect to future retirees the Seller’s responsibility and coverage for such benefits will be secondary to Buyer’s responsibility and coverage for such benefits to the extent such benefits are provided under any benefit plans offered by Buyer and earned by the future retirees based on service with the Buyer; however, Buyer shall have no obligation to provide post-retirement medical and life insurance benefits. A true and complete list of such current and future retirees is attached hereto as Schedule 11.1(g). Nothing contained in this Section 11.1(g) of this

Agreement shall be deemed to confer any benefits upon any employees who are not otherwise eligible for such benefits as of the Closing Date.

                    (g) Disability Claims. Seller shall continue to be responsible after the Closing Date for disability benefits for employees of the Business who are absent from work as of the Closing Date due to disability, illness or injury, including those arising under any worker’s compensation laws or plans (“Disabled Employees”), consistent with the terms of Seller’s disability benefit plans or the provisions of any worker’s compensation laws. A true and complete list of all Disabled Employees existing as of the date hereof is attached hereto as Schedule 11.1(g), along with a description for each person listed thereon (whether covered by Seller’s disability benefit plans or worker’s compensation laws) of the following information: their current disability period and the nature of their disability, and Seller will deliver at Closing an updated list of the Disabled Employees as of the Closing Date for Buyer’s approval at Closing of any such updated information. Seller’s obligation to any such Disabled Employee(s) shall continue until such employee attains maximum medical recovery and receives a doctor’s release to return to work or until Seller’s obligations under its disability benefit plans or any worker’s compensation laws expire. Upon such employee’s attaining such recovery and receiving such release, Seller shall terminate such employee consistent with its obligations under Section 11.1(a) of this Agreement and Buyer shall make such employee an offer of employment consistent with Buyer’s obligations under Section 11.1(b) of this Agreement if Buyer or Seller has a contractual or other legal obligation to provide such employment. If any such employee accepts the Buyer’s offer of employment, Seller shall have no further obligations with respect to disability benefits for such employee.

                    (h) Worker’s Compensation Claims. Seller shall be liable for worker’s compensation claims filed by employees of the Business which arise solely out of work-related injuries which occur prior to the Closing Date. Notwithstanding the above, with respect to worker’s compensation claims filed after the Closing Date by Transferring Employees, where the claim arises out of exposures occurring both prior to and on and after the Closing Date, Buyer’s and Seller’s liability with respect to said claims shall be allocated in accordance with applicable state laws. Buyer shall be liable for worker’s compensation claims filed by Transferring Employees which arise solely out of work-related injuries which occur on or after the Closing Date.

                    (i) Vacation and Sick Leave. Buyer agrees to assume and timely discharge as part of the Assumed Liabilities, Seller’s obligation for accrued vacation and sick leave, as of the Closing Date, for the Transferring Employees. Said Assumed Liabilities shall be recorded and accrued on the Closing Date Statement of Purchased Assets and Assumed Liabilities as required by Section 2.1(a) of this Agreement.

          Section 11.2 Confidentiality. Buyer acknowledges that prior to the Closing Date it will be furnished with or become exposed to certain information which is considered to be confidential and proprietary, regardless of whether such information is marked or otherwise identified as confidential or proprietary, including, without limitation, customer lists, earnings history and market information (the “Confidential Information”). Buyer agrees that it will keep the Confidential Information confidential and neither it nor its agents or employees will, without the prior written consent of Seller or the proper owner of such information, disclose or use the Confidential Information, other than consistent with the terms of this Agreement. Notwithstanding anything to the contrary in this Agreement, the provisions of this Section shall not apply to information which: (a) is permitted in writing by Seller or the proper owner of such information to be disclosed or used; or (b) is within the public domain or becomes part of the public domain without any breach of this Agreement; or (c) is known to Buyer prior to the disclosure of such information; or (d) is received from a third party; or (e) is independently developed by Buyer’s employees who did not have access to such information; or (f) is required to be disclosed by judicial or administrative process or, in the opinion of counsel, by other mandatory requirements of law. All obligations of Buyer with respect to the Confidential Information shall terminate immediately upon the Closing of the transaction contemplated by this Agreement. If the transaction contemplated by this Agreement is not consummated, Buyer shall promptly return to Seller all documents, work papers, and other materials (including all copies made thereof) obtained or made pursuant to this Agreement.

          Section 11.3 Expenses. Except as otherwise provided in this Agreement, and whether or not the transaction contemplated hereby is consummated, each party to this Agreement shall pay its own expenses incident to this Agreement and the transaction contemplated hereby including, without limitation, all legal and accounting fees and disbursements.

          Section 11.4 Sales, Use, Transfer and Other Taxes. Seller shall determine, collect from Buyer and pay when due all sales, use, transfer and other taxes arising from the sale of the Purchased Assets by Seller to Buyer. Seller shall pay when due all foreign, federal, state or local taxes measured by or with respect to the income or gross receipts of the Business for all periods ending prior to the Closing Date. Personal property taxes relating to the Purchased Assets shall be prorated between Seller and Buyer as of the Closing Date (with Seller being responsible for such items for all periods ending prior to the Closing Date and Buyer being responsible for such items beginning on and after the Closing Date), and Seller and Buyer each agree to pay its respective share of such items when due.

          Section 11.5 Regulatory and Other Authorizations. Each party hereto will use reasonable efforts to obtain all authorizations, consents, orders and approvals of all federal, state and foreign regulatory bodies and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement (including, but not limited to, consents with respect to the assignment of all government contracts), and will cooperate fully with the other party in promptly seeking to obtain all such authorizations, consents, orders and approvals.

          Section 11.6 Non-Competition. In consideration of Buyer’s purchase of the Assets including Seller’s Business (and the goodwill associated therewith), the President of the Seller covenants to Buyer that, for a period of five (5) years from the Closing Date, he nor any Related Person shall, without the prior written consent of Buyer (which consent may be given or withheld in the sole discretion of Buyer), directly or indirectly (in any capacity, including as a General Partner, partner, member, investor, manager, lender, principal, director, officer, employee, consultant, contractor or agent of any other person or entity): (a) own, manage, control, participate or engage in, or have any financial interest in any other person or entity that engages in, the business or operations of designing, developing, manufacturing, processing, fabricating, testing, servicing, maintaining, supporting, replacing, refurbishing, retrofitting, distributing, licensing, providing, installing, marketing, selling, consulting on or otherwise dealing with a Competing Product (each individually and collectively referred to as a _Competing Business_) within the geographic area consisting of each country, state, region, or locality in which Seller has carried on its business, which area the parties agree is, and stipulate to be, a worldwide business area including, but not limited to, the United States, Canada, and Mexico (the _Covered Area_), (b) solicit, influence, or attempt to solicit or influence, any customer, or any person or entity that is, or within the eighteen-month period preceding the date of such activity was, a purchaser of goods of services from either Buyer or any Affiliate of Buyer to purchase a Competing Product (defined below) from any person or entity other than the Buyer or an Affiliate of Buyer or (c) employ, or recruit or solicit for employment, any person who is an employee of Buyer or any Affiliate of Buyer (or was an employee of Buyer at any time within the 6-month period preceding the subject act of solicitation recruitment or employment). As used in this Agreement, a _Competing Product_ means products and services that are either the same as or similar to the products and services offered by Seller, which products and services the parties agree are, and stipulate to be, any form of leasing, selling or servicing of truck trailers. _Affiliate_ means any person or entity directly or indirectly through one or more intermediaries controlling, controlled by or under common control with Seller, President or Buyer, as the case may be. As used in the definition of Affiliate, _control_ and derivatives of that term mean the power to dictate the management policies of a person or organization, whether by direct or indirect ownership of voting securities or otherwise. _Related Person_ means an Affiliate of either Seller or President.

          Section 11.7 Publicity. Neither Seller nor Buyer shall make any announcement of the transactions contemplated by this Agreement except as required by law or as mutually agreed to, and then, only when, and in the form, mutually agreed upon by them.

ARTICLE XII
SURVIVAL; SEVERABILITY OF CERTAIN AGREEMENTS

          Section 12.1 Survival of Representations and Warranties. All representations and warranties of either party in this Agreement shall survive Closing for a period of one (1) year beyond the Closing Date (the “Survival Period”). In the event of a breach by either party of any representation or warranty hereunder, the non-defaulting party shall deliver written notice of such breach to the defaulting party before the expiration of the Survival Period. Any action based on an alleged breach of a representation or warranty hereunder shall be commenced within twelve (12) months after the expiration of the Survival Period. In the event that the non-defaulting party shall fail to provide notice or commence an action within the time limitations provided above, such party shall be deemed to have waived any rights or causes of action based on such breach.

          Section 12.2 Survival of Certain Covenants and Obligations. The parties hereby agree that the covenants and obligations set forth in Articles II, III and VIII of this Agreement shall survive Closing.

ARTICLE XIII
MISCELLANEOUS PROVISIONS AND AGREEMENTS

          Section 13.1 Notices. All notices, requests, demands and other communications made under this Agreement shall be in writing and shall be deemed duly given upon receipt if sent by registered or certified mail, return receipt requested, postage prepaid, as follows, or to such other address or person as either party may designate by notice to the other party under this Agreement:

If to SELLER or PRESIDENT:

Ken Moore 49630 Lincoln Drive Indio, CA 92201

with a copy to:

Attn:

If to BUYER:

CapSource Financial, Inc. 1729 Donegal Dr. St. Paul, Minnesota 55125 Attn: Mr. Steven Reichert, VP and General Counsel Fax: 651-578-6614

with a copy to:

CapSource Financial, Inc. 2305 Canyon Blvd., Suite 103 Boulder, CO 80302 Attn: Mr. Fred Boethling, President and CEO Fax: 303-245-0521

          Section 13.2 Amendments; Termination. This Agreement cannot be changed or terminated orally and no waiver of compliance with any provision or condition of this Agreement and no consent provided for in this Agreement shall be effective unless evidenced by an instrument in writing duly executed by both parties. This Agreement (except for the provisions of Section 11.3 of this Agreement, which shall continue in effect) and the transactions contemplated by this Agreement may be terminated and abandoned at any time prior to the Closing Date: (a) by mutual written agreement of Buyer and Seller; or (b) by Buyer or Seller upon written notice given to the other party after entry of an order or injunction restraining or prohibiting the sale or purchase of the Business and the Purchased Assets. Without prejudice to any other rights or remedies which it may have, either party may, prior to the Closing Date, forthwith abandon the transactions, contemplated by this Agreement by written notice to the other party if there shall have been a failure of any condition or a breach of any representation or warranty contained in this Agreement by the other party which failure or breach is not cured or cannot reasonably be cured prior to the Closing Date, or if a default shall be made by the other party in the timely performance of any of that party’s agreements or obligations contained in this Agreement. No breach of this Agreement shall be forgiven by the mere passage of time.

          Section 13.3 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, legal representatives and assigns. This Agreement may not be assigned by either party hereto.

          Section 13.4 Entire Agreement. This Agreement and the Schedules attached to this Agreement and the other writings specifically identified in this Agreement or contemplated by this Agreement contain the entire agreement among the parties to this Agreement with respect to the transactions contemplated in this Agreement and supersede all previous written or oral negotiations, commitments and writings.

          Section 13.5 Counterpart Signature. This Agreement may be executed in two or more counterparts and all such counterparts shall constitute one and the same instrument.

          Section 13.6 Severability. If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

          Section 13.7 Applicable Law; Venue. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Colorado excluding its conflict of law principles, and all actions interpreting, enforcing or effecting this Agreement shall be brought in the federal or state courts in Colorado and all parties submit to the jurisdiction of such courts.

          Section 13.8 Headings. Headings and captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope of this Agreement or any provision hereof.

          Section 13.9 Facsimile Execution and Delivery. A facsimile or other reproduction of this Agreement may be executed by one or more Parties, and an executed copy of this Agreement may be delivered by one or more Parties by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such Party can be seen, and such execution and delivery will be considered valid, binding, and effective for all purposes. At any Party’s request, all Parties agree to execute an original of this Agreement as well as any facsimile or other reproduction hereof and/or thereof.

[Signature page follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Buyer: Capsource Equipment Company, Inc.

By

Its

Seller: Prime Time Equipment Inc.

By

Its

Seller’s President

Kenneth Moore

[Signature page for Asset Purchase Agreement between Capsource Equipment Company, Inc. and Prime Time Equipment Inc.]

Schedule 4.8

Form of Commercial Lease Agreement

Commercial Lease Agreement

This Commercial Lease Agreement (“Lease”) is made and effective this __ day of April 2006, by and between Kenneth and Marjorie Moore and Fern Frost d/b/a Fontana Properties with their principal place of business at 15609 Valley Boulevard, Fontana California, (“Landlord”) and CapSource Equipment Company, Inc., a Colorado corporation d/b/a Prime Time Trailer Sales, with its principal place of business at 2305 Canyon Boulevard, Suite 103, Boulder, CO 80302, (“Tenant”).

Landlord is the owner of land and improvements commonly known and numbered as 15603 and 15609 Valley Boulevard, Fontana, CA and legally described as follows: Parcel Numbers: 0235201090000 and 0235201080000 (approximately four (4) acres) in the County of San Bernardino, California. Landlord makes available for lease the entire parcel of land (as described in the pervious sentence) and the building designated as 15609 Valley Boulevard, Fontana, California 92335, but excluding such portion of the property being used for a cellular telephone tower and associated equipment box, (“Leased Premises”).

Landlord desires to lease the Leased Premises to Tenant, and Tenant desires to lease the Leased Premises from Landlord for the term, at the rental and upon the covenants, conditions and provisions herein set forth.

THEREFORE, in consideration of the mutual promises herein, contained and other good and valuable consideration, it is agreed:

1. Term.

A. Landlord hereby leases the Leased Premises to Tenant, and Tenant hereby leases the same from Landlord, for an “Initial Term” beginning April __, 2006 and ending April __, 2008. Landlord shall use its best efforts to give Tenant possession as early as possible at the beginning of the Lease term. If Landlord is unable to timely provide the Leased Premises, rent shall abate for the period of delay. Tenant shall make no other claim against Landlord for any such delay.

B. Tenant may renew the Lease for one extended term of two (2) years. Tenant shall exercise such renewal option, if at all, by giving written notice to Landlord not less than ninety (90) days prior to the expiration of the Initial Term. The renewal term shall be at the rental set forth below and otherwise upon the same covenants, conditions and provisions as provided in this Lease.

2. Rental.

A. Tenant shall pay to Landlord during the Initial Term rental of Seventy Two Thousand Dollars ($72,000) per year, payable in installments of Six Thousand Dollars ($6,000) per month. Each installment payment shall be due in advance on the first day of each calendar month during the lease term to Landlord at ______________________ or at such other place designated by written notice from Landlord or Tenant. The rental payment amount for any partial calendar months included in the lease term shall be prorated on a daily basis.

B. The rental for any renewal lease term, if created as permitted under this Lease, shall be Eighty Four Thousand Dollars ($84,000) per year payable in installments of Seven Thousand Dollars ($7,000) per month.

3. Tenant’s Right of First Refusal.

Before the Leased Premises or any portion thereof may be sold or otherwise transferred (including transfer by gift or operation of law), the Tenant or its assignee(s) shall have a right of first refusal to purchase the Leased Premises or any portion thereof on the terms and conditions set forth in this Section.

A. The Landlord shall (a) deliver to the Tenant a written notice (the “Notice”) stating: (i) Landlord’s bona fide intention to sell or otherwise transfer the Leased Premises or any portion thereof ; (ii) the name of the proposed purchaser or other transferee (“Proposed Transferee”); (iii) the bona fide cash price or other consideration for which the Landlord to transfer the Leased Premises or any portion thereof (the “Offered Price”); and (v) the material terms and conditions of the proposed transfer (the “Offer Terms”) and (b) offer the Leased Premises or any portion thereof at the Offered Price and on the Offer Terms to the Tenant its assignee(s).

B. At any time within 30 days after receipt of the Notice, the Tenant and/or its assignee(s) may, by giving written notice to the Landlord, elect to purchase all, but not less than all, of the Leased Premises or any portion thereof proposed to be sold or transferred to the Proposed Transferees, at the purchase price and on the terms determined in accordance with subsection C below.

C. The purchase price (“Purchase Price”) for the Leased Premises or any portion thereof purchased by the Tenant or its assignee(s) under this Section shall be the Offered Price, and the terms and conditions of the transfer shall be identical in all material respects to the Offer Terms (the “Terms”). If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Tenant in good faith.

D. Payment of the Purchase Price shall be made in cash (by check) within thirty (30) days after delivery of the written notice by the Tenant as set forth in Section 3B.

E. If the Leased Premises or any portion thereof proposed in the Notice to be transferred to a given Proposed Transferee is not purchased by the Tenant and/or its assignee(s) as provided in this Section, then the Landlord may sell or otherwise transfer the Leased Premises or any portion thereof to that Proposed Transferred at the Offered Price or at a higher price and on the Offer Terms, provided that such sale or other transfer is consummated within sixty (60) days after the date of the Notice. If the Leased Premises or any portion thereof described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Tenant, and the Tenant and/or its assignees shall again be offered the Right of First Refusal before the Leased Premises or any portion thereof may be sold or otherwise transferred.

F. Anything to the contrary contained in this Section notwithstanding, the transfer of any or the Leased Premises or any portion thereof to an affiliate of the Landlord shall be exempt from the provisions of this Section. In such case, the transferee or other recipient shall receive and hold the Leased Premises or any portion thereof so transferred subject to the provisions of this Agreement, and there shall be no further transfer of the Leased Premises or any portion thereof except in accordance with the terms of this Agreement.

G. The Right of First Refusal shall not terminate after the first sale of Leased Premises or any portion thereof.

H. The Right of First Refusal shall be freely assignable by the Tenant at any time.

4. Use

Notwithstanding the forgoing, Tenant shall not use the Leased Premises for the purposes of storing, manufacturing or selling any explosives, flammables or other inherently dangerous substance, chemical, thing or device.

5. Sublease and Assignment.

Tenant shall have the right without Landlord’s consent, to assign this Lease to a corporation with which Tenant may merge or consolidate, to any subsidiary of Tenant, to any corporation under common control with Tenant, or to a purchaser of substantially all of Tenant’s assets. Except as set forth above, Tenant shall not sublease all or any part of the Leased Premises, or assign this Lease in whole or in part without Landlord’s consent, such consent not to be unreasonably withheld or delayed.

6. Repairs.

During the Lease term, Tenant shall make, at Tenant’s expense, all necessary repairs to the Leased Premises. Repairs shall include such items as routine repairs of floors, walls, ceilings, and other parts of the Leased Premises damaged or worn through normal occupancy, except for major mechanical systems, structural components or the roof, which shall be the obligation of the Landlord, subject to the obligations of the parties otherwise set forth in this Lease.

7. Alterations and Improvements.

Tenant, at Tenant’s expense, shall have the right following Landlord’s consent, which shall not be unreasonably withheld, to remodel, redecorate, and make additions, improvements and replacements of and to all or any part of the Leased Premises from time to time as Tenant may deem desirable, provided the same are made in a workmanlike manner and utilizing good quality materials. Tenant shall have the right to place and install personal property, trade fixtures, equipment and other temporary installations in and upon the Leased Premises, and fasten the same to the premises. All personal property, equipment, machinery, trade fixtures and temporary installations, whether acquired by Tenant at the commencement of the Lease term or placed or installed on the Leased Premises by Tenant thereafter, shall remain Tenant’s property free and clear of any claim by Landlord. Tenant shall have the right to remove the same at any time during the term of this Lease provided that all damage to the Leased Premises caused by such removal shall be repaired by Tenant at Tenant’s expense, and the Tenant shall return the Leased Premises to its condition as it existed at the commencement of this Lease, subject to reasonable wear and tear.

8. Property Taxes.

Landlord shall pay, prior to delinquency, all general real estate taxes and installments of special assessments coming due during the Lease term on the Leased Premises, and all personal property taxes with respect to Landlord’s personal property, if any, on the Leased Premises. Tenant shall be responsible for paying all personal property taxes with respect to Tenant’s personal property at the Leased Premises.

9. Insurance.

A. If the Leased Premises or any other part of the Building is damaged by fire or other casualty resulting from any act or negligence of Tenant or any of Tenant’s agents, employees or invitees, rent shall not be diminished or abated while such damages are under repair, and Tenant shall be responsible for the costs of repair not covered by insurance.

B. Landlord shall maintain fire and extended coverage insurance on the Building and the Leased Premises in such amounts as Landlord shall deem appropriate. Tenant shall be responsible, at its expense, for fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located in the Leased Premises.

C. Tenant and Landlord shall, each at its own expense, maintain a policy or policies of comprehensive general liability insurance with respect to the respective activities of each in the Building with the premiums thereon fully paid on or before due date, issued by and binding upon a reputable insurance company approved by Landlord, such insurance to afford minimum protection of not less than $1,000,000 combined single limit coverage of bodily injury, property damage or combination thereof. Landlord shall be listed as an additional insured on Tenant’s policy or policies of comprehensive general liability insurance, and Tenant shall provide Landlord with current Certificates of Insurance evidencing Tenant’s compliance with this Paragraph. Tenant shall obtain the agreement of Tenant’s insurers to notify Landlord that a policy is due to expire at least (10) days prior to such expiration. Landlord shall not be required to maintain insurance against thefts within the Leased Premises or the Building.

10. Utilities.

Tenant shall pay all charges for water, sewer, gas, electricity, telephone and other services and utilities used by Tenant on the Leased Premises during the term of this Lease unless otherwise expressly agreed in writing by Landlord. In the event that any utility or service provided to the Leased Premises is not separately metered, Landlord shall pay the amount due and separately invoice Tenant for Tenant’s pro rata share of the charges. Tenant shall pay such amounts within fifteen (15) days of invoice. Tenant acknowledges that the Leased Premises are designed to provide standard office use electrical facilities and standard office lighting. Tenant shall not use any equipment or devices that utilizes excessive electrical energy or which may, in Landlord’s reasonable opinion, overload the wiring or interfere with electrical services to other tenants.

11. Signs.

Following Landlord’s consent, Tenant shall have the right to place on the Leased Premises, at locations selected by Tenant, any signs which are permitted by applicable zoning ordinances and private restrictions. Landlord may refuse consent to any proposed signage that is in Landlord’s reasonable good faith opinion too large, deceptive, unattractive or otherwise inconsistent with or inappropriate to the Leased Premises or use of any other tenant. Landlord shall assist and cooperate with Tenant in obtaining any necessary permission from governmental authorities or adjoining owners and occupants for Tenant to place or construct the foregoing signs. Tenant shall repair all damage to the Leased Premises resulting from the removal of signs installed by Tenant.

12. Entry.

Landlord shall have the right to enter upon the Leased Premises at reasonable hours to inspect the same, provided Landlord shall not thereby unreasonably interfere with Tenant’s business on the Leased Premises.

13. Parking.

During the term of this Lease, Tenant shall have the exclusive use of the common automobile parking areas, driveways, and footways. [Steve, usually the Landlord makes a representation that there are a certain number of parking spaces available.]

14. Damage and Destruction.

Subject to Section 9 A. above, if the Leased Premises or any part thereof or any appurtenance thereto is so damaged by fire, casualty or structural defects that the same cannot be used for Tenant’s purposes, then Tenant shall have the right within ninety (90) days following damage to elect by notice to Landlord to terminate this Lease as of the date of such damage. In the event of minor damage to any part of the Leased Premises, and if such damage does not render the Leased Premises unusable for Tenant’s purposes, Landlord shall promptly repair such damage at the cost of the Landlord. In making the repairs called for in this paragraph, Landlord shall not be liable for any delays resulting from strikes, governmental restrictions, inability to obtain necessary materials or labor or other matters which are beyond the reasonable control of Landlord. Tenant shall be relieved from paying rent and other charges during any portion of the Lease term that the Leased Premises are inoperable or unfit for occupancy, or use, in whole or in part, for Tenant’s purposes. Rentals and other charges paid in advance for any such periods shall be credited on the next ensuing payments, if any, but if no further payments are to be made, any such advance payments shall be refunded to Tenant. The provisions of this paragraph extend not only to the matters aforesaid, but also to any occurrence which is beyond Tenant’s reasonable control and which renders the Leased Premises, or any appurtenance thereto, inoperable or unfit for occupancy or use, in whole or in part, for Tenant’s purposes.

15. Default.

If default shall at any time be made by Tenant in the payment of rent when due to Landlord as herein provided, and if said default shall continue for fifteen (15) days after written notice thereof shall have been given to Tenant by Landlord, or if default shall be made in any of the other covenants or conditions to be kept, observed and performed by Tenant, and such default shall continue for thirty (30) days after notice thereof in writing to Tenant by Landlord without correction thereof then having been commenced and thereafter diligently prosecuted, Landlord may declare the term of this Lease ended and terminated by giving Tenant written notice of such intention, and if possession of the Leased Premises is not surrendered, Landlord may reenter said premises. Landlord shall have, in addition to the remedy above provided, any other right or remedy available to Landlord on account of any Tenant default, either in law or equity. Landlord shall use reasonable efforts to mitigate its damages.

16. Quiet Possession.

Landlord covenants and warrants that upon performance by Tenant of its obligations hereunder, Landlord will keep and maintain Tenant in exclusive, quiet, peaceable and undisturbed and uninterrupted possession of the Leased Premises during the term of this Lease.

17. Condemnation.

If any legally, constituted authority condemns the Building or such part thereof which shall make the Leased Premises unsuitable for leasing, this Lease shall cease when the public authority takes possession, and Landlord and Tenant shall account for rental as of that date. Such termination shall be without prejudice to the rights of either party to recover compensation from the condemning authority for any loss or damage caused by the condemnation. Neither party shall have any rights in or to any award made to the other by the condemning authority.

18. Subordination.

Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter arising upon the Leased Premises, or upon the Building and to any renewals, refinancing and extensions thereof, but Tenant agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion. Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust or other lien now existing or hereafter placed upon the Leased Premises of the Building, and Tenant agrees upon demand to execute such further instruments subordinating this Lease or attorning to the holder of any such liens as Landlord may request. In the event that Tenant should fail to execute any instrument of subordination herein require d to be executed by Tenant promptly as requested, Tenant hereby irrevocably constitutes Landlord as its attorney-in-fact to execute such instrument in Tenant’s name, place and stead, it being agreed that such power is one coupled with an interest. Tenant agrees that it will from time to time upon request by Landlord execute and deliver to such persons as Landlord shall request a statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which rent and other charges payable under this Lease have been paid, stating that Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default) and further stating such other matters as Landlord shall reasonably require.

19. Notice.

Any notice required or permitted under this Lease shall be deemed sufficiently given or served if sent by United States certified mail, return receipt requested, addressed as follows:

If to Landlord to:

If to Tenant to:

Steven Reichert, General Counsel

CapSource Financial, Inc.

2305 Canyon Boulevard, Suite 103

Boulder, CO 80302

-with a copy to-

Fred Boethling, President

CapSource Financial, Inc.

2305 Canyon Boulevard, Suite 103

Boulder, CO 80302

Landlord and Tenant shall each have the right from time to time to change the place notice is to be given under this paragraph by written notice thereof to the other party.

20. Brokers.

Tenant represents that Tenant was not shown the Premises by any real estate broker or agent and that Tenant has not otherwise engaged in, any activity which could form the basis for a claim for real estate commission, brokerage fee, finder’s fee or other similar charge, in connection with this Lease.

21. Waiver.

No waiver of any default of Landlord or Tenant hereunder shall be implied from any omission to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. One or more waivers by Landlord or Tenant shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition.

22. Memorandum of Lease.

The parties hereto contemplate that this Lease should not and shall not be filed for record, but in lieu thereof, at the request of either party, Landlord and Tenant shall execute a Memorandum of Lease to be recorded for the purpose of giving record notice of the appropriate provisions of this Lease.

23. Headings.

The headings used in this Lease are for convenience of the parties only and shall not be considered in interpreting the meaning of any provision of this Lease.

24. Successors.

The provisions of this Lease shall extend to and be binding upon Landlord and Tenant and their respective legal representatives, successors and assigns.

25. Consent.

Landlord shall not unreasonably withhold or delay its consent with respect to any matter for which Landlord’s consent is required or desirable under this Lease.

26. Performance.

If there is a default with respect to any of Landlord’s covenants, warranties or representations under this Lease, and if the default continues more than fifteen (15) days after notice in writing from Tenant to Landlord specifying the default, Tenant may, at its option and without affecting any other remedy hereunder, cure such default and deduct the cost thereof from the next accruing installment or installments of rent payable hereunder until Tenant shall have been fully reimbursed for such expenditures, together with interest thereon at a rate equal to the lessor of twelve percent (12%) per annum or the then highest lawful rate. If this Lease terminates prior to Tenant’s receiving full reimbursement, Landlord shall pay the unreimbursed balance plus accrued interest to Tenant on demand.

27. Compliance with Law.

Tenant shall comply with all laws, orders, ordinances and other public requirements now or hereafter pertaining to Tenant’s use of the Leased Premises. Landlord shall comply with all laws, orders, ordinances and other public requirements now or hereafter affecting the Leased Premises.

28. Final Agreement.

This Agreement terminates and supersedes all prior understandings or agreements on the subject matter hereof. This Agreement may be modified only by a further writing that is duly executed by both parties.

29. Governing Law.

This Agreement shall be governed, construed and interpreted by, through and under the Laws of the State of California.

IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

LANDLORD:

_____________________________________

Kenneth Moore

_____________________________________

Marjorie Moore

_____________________________________

Fern Frost d/b/a Fontana Properties

TENANT:

CapSource Equipment Company, Inc.

By__________________________________

Its__________________________________

Schedule 10.4(a)

Form of Consulting Agreement

CONSULTING AGREEMENT

AGREEMENT dated April __, 2006, by and between CapSource Equipment Company, Inc., a Colorado corporation (hereinafter referred to as the “CapSource Equipment”) and Kenneth Moore (hereinafter referred to as the “Consultant”).

WHEREAS, Consultant has various abilities and skills in area of transportation equipment and trailer sales as well as general business and organizational skills;

WHEREAS, CapSource Equipment desires to develop its business in the areas that Consultant has skills and abilities;

NOW, THEREFORE, in consideration of the above premises and the promises, covenants, terms and conditions hereinafter set forth, CapSource Equipment and the Consultant agree as follows:

1. Services and Duties. Consultant hereby agrees, to perform consulting and advisory services during the term hereof, and upon the terms and conditions set forth herein. Such services shall relate to such matters pertaining to any and all aspects of CapSource Equipment’s business as well as any of the CapSource Equipment’s subsidiaries and affiliates as are requested by CapSource Equipment. Consultant shall devote his best efforts to providing such services in a diligent, careful and efficient manner in strict conformity with the best practices and highest applicable standards and to the advancement of CapSource Equipment’s business, it being understood, however, that CapSource Equipment will make all final decisions regarding its business. Consultant’s services shall be provided as reasonably requested by CapSource Equipment and as is consistent with Consultant’s other obligations, it being understood that Consultant will not be required to expend more than three (3) days each working week in the performance of services under this Agreement. The Consultant agrees and understands that CapSource Equipment may make available office space to Consultant during the term of this Agreement and that Consultant shall work from his home or the office space provided. Consultant understands and agrees that he/she/it is solely responsible for the control and supervision of the means by which he/she/it provides services hereunder.

2. Term. The term of this Agreement shall commence on the date of this Agreement and continue for six (6) months thereafter.

3. Fees. During the term of this Agreement, CapSource Equipment shall pay or reimburse Consultant as follows: (a) a monthly fee of Three Thousand Five Hundred Dollars ($3,500), payable at the end of each calendar month in arrears; (b) a monthly car allowance of Five Hundred Dollars ($500); (c) Consultant’s medical health insurance premiums; and (d) reimbursement for all of Consultant’s fuel expenses and telephone expenses incurred in connection with the performance of Consultant’s duties under this Agreement.

4. Confidentiality. For purposes of this Agreement, Confidential Information shall mean any and all technical and non-technical information including patent, copyright, trade secret, and proprietary information, techniques, records, data, materials, models, inventions, know-how, processes, equipment, layouts, flow charts, algorithms, software programs, software source documents, and formulae related to the current, future and proposed products, business and services of the CapSource Equipment, CapSource Equipment’s suppliers and clients, and includes without limitation, CapSource Equipment innovations and information concerning research, experimental work, development, design details and specifications, materials, financial information, client lists, business forecasts, and marketing plans. Consultant acknowledges and agrees that he/she/it will have access to and may need to use Confidential Information in the course of performing his/her/its duties hereunder, and that such Confidential Information is not known to the public and is valuable to the CapSource Equipment. Except as required and necessary to carry out the duties for CapSource Equipment, the Consultant hereby agrees not to directly or indirectly use, disseminate, or disclose any Confidential Information to any entity or individual, both during the term of this Agreement and after termination of this Agreement. Upon Consultant’s termination with CapSource Equipment, all documents and records containing Confidential Information shall be promptly delivered to and shall at all times remain the property of CapSource Equipment.

5. Independent Contractor Status.

5.1 Status. Consultant and CapSource Equipment agree that Consultant is an independent contractor and shall not be treated for any purpose as an employee or agent of CapSource Equipment.

5.2 Tax Treatment of Fees. Consultant and CapSource Equipment agree that, for purposes of computing applicable state and federal income and related taxes of each party during the term hereof, they shall treat all amounts paid by CapSource Equipment to Consultant hereunder as fees for services. Consultant shall report all amounts received under this Agreement during the term hereof as ordinary income from services rendered as an independent contractor. CapSource Equipment shall treat all payments made under this Agreement as a business expense deductible in the computation of its taxable income, but not constituting wages for purposes of withholding, FICA and related requirements.

6. Termination.

6.1 By CapSource Equipment . This Agreement may be terminated by CapSource Equipment at any time upon written notice to Consultant; provided, however, that no such termination shall affect the right of the Consultant to receive the fees set forth in Section 3 of this Agreement; unless such termination is for cause as a result of a breach of the terms of this Agreement.

6.2 By Consultant. This Agreement may be terminated by Consultant at anytime; provided, however, if Consultant terminates this Agreement, Consultant forfeits the right to any fee not previously paid at the time of termination.

7. Miscellaneous.

7.1 Entire Agreement. This Agreement contains the entire agreement among the parties, superseding in all respects any and all prior oral or written agreements or understandings pertaining to the subject matter hereof and transactions contemplated hereby.

7.2 Amendments. This Agreement may be amended or modified only by a written instrument signed by all of the parties hereto.

7.3 Waiver. No waiver by either party of any condition, or of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further and continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other term or covenant of this Agreement.

7.4 Binding Effect: Assignments. This Agreement shall be binding upon, and shall inure to the benefit of and be enforceable by, the parties hereto and their respective heirs, successors and assigns, but this Agreement shall not be assignable by Consultant. CapSource Equipment may assign this Agreement in connection with a merger, consolidation, assignment, sale or other disposition of all or substantially all of its business or assets. The term “CapSource Equipment “ as used in this Agreement shall mean and include any such successor corporation.

7.5 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

7.6 Headings. The article and section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

7.7 Governing Law. This Agreement shall be governed, enforced and construed under the laws of the State of Colorado.

IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.

CONSULTANT:

____________________________

Kenneth Moore

CAPSOURCE EQUIPMENT COMPANY, INC.

____________________________

By__________________________

Its__________________________

Schedule 1.1(b)	Prime Time Office Inventory

	Estimated FMV	NBV @ 4/30/06
Norstar phone system	$3,000.00	$3,402.80
2-piece oak desk	$50.00	$-
2 desks	$10.00	$-
2 side chairs	$10.00	$-
1 sec chair	$20.00	$-
3 desk chairs	$20.00	$-
One 2 drawer lateral file	$20.00	$-
Two 2 drawer files	$20.00	$-
Brothers Fax Machine	$10.00	$-
Compac Computer/Optiquest Monitor	$20.00	$-
Lexmar Printer/Samsung Printer	$50.00	$-
PFI Computer/Dell Monitor	$150.00	$-
4-piece desk set	$500.00	$-
High-back sec. chair	$20.00	$-
Sec. chair	$10.00	$-
Pitney Bowes 2050 fax machine	$100.00	$-
Ricoh copy machine	$100.00	$-
Vertical file	$100.00	$-
Six 4 drawer files	$150.00	$-
Five 2 drawer files	$100.00	$-
Safe	$25.00	$-
Shredder	$20.00	$-
Storage cabinet	$50.00	$-
Window air conditioner	$25.00	$-
Dell Computer & Printer/Sylvania Monitor	$515.00	$-
HP Computer & Monitor	$100.00	$-
Konica Minolta Magicolor 2400W Printer	$300.00	$-
Large black metal storage cabinet	$100.00	$-
Side chair	$25.00	$-
Four 4-drawer filing cabinets	$100.00	$-
Oak desk with ergonomic chair	$300.00	$300.00
Brother Intellifax 2920 Fax Machine	$200.00	$-
Leather Side Chair	$25.00	$-
4-piece oak desk set	$1,500.00	$-
Leather executive chair	$50.00	$-
Oak coat rack	$25.00	$-
2-piece rosewood exec. desk	$500.00	$-
Office chair	$35.00	$-
HP color printer	$100.00	$-
Dell Laptop Computer	$400.00	$-
14 pictures	$80.00	$-
Two bookcases	$40.00	$-
Regrigerator	$50.00	$-
Microwave/Toaster/Crockpot	$25.00	$-

	$9,050.00	$3,702.80

Schedule 1.1(b)	Prime Time Equipment and Tools

	Estimated FMV	NBV @ 4/30/06
Compressor	$500.00	$-
Table Saw	$200.00	$-
5000# Komatsu forklift #174225A	$4,000.00	$6,000.00
Golf cart #LQ000063	$1,000.00	$1,000.00
Pallet jack	$250.00	$250.00
40’ parts container	$1,000.00	$1,000.00
20’ container box	$1,000.00	$1,000.00
24’ container box	$500.00	$500.00
1987 Grt Dane storage trailer	$2,000.00	$3,600.00
1983 Yard Goat #LY2NB107014	$4,500.00	$5,200.00

	$14,950.00	$18,550.00	**

** recorded on Prime Time books as Misc Inventory and/or Skyway Inventory.

Schedule 1.1(c)	Receivables

None.

Schedule 1.1(d)	Prime Time Equipment Vehicles Used In Business

Note: All below vehicles listed on schedule 1.1(b)

1983 Yard Goat #LY2NB107014
5000# Komatsu forklift #174225A
Golf cart #LQ000063
40’ parts container
20’ container box
24’ container box
1987 Grt Dane storage trailer

Schedule 1.1(e)	Prime Time Intellectual Property

E-mail Addresses:

Charlie:	pttrailersales@dslextreme.com
Linda:	primetimeequip@aol.com
prime time equipment@yahoo.com
Gary:	prime time equipment gw@yahoo.com

Internet Domain:	www.PrimeTimeEquipment.com

Company legal & trade names:	Prime Time Equipment, Inc
Prime Time, Inc
Prime Time Equipment
Prime Time

California State Trademark Registration: “DIRT DAUBER” issued by CA Secty of State on or about 11/6/01. Expires on or about 11/10/11
California Trademark Reg. No. 107782
(There is no United State federal trademark registration of said logo)

Schedule 1.1(g)	Prime Time Equipment Leases other than Schedule 4.8

One year lease for office at 1045 Montague Expressway, Milpitas, CA
2/6/06-2/5/07	$1,000.00 per month.

Parts open purchase orders: there are only 3, totalling $1711.07.
Equipment purchase orders were sent via forwarded e-mail.

Schedule 1.1(h)	Prime Time Licenses & Permits

California Dealer License #37300	expires 4/30/07 (non-transferable)

California Resale Permit #SR Y EH 97-498904 (non-transferable)

Internal Revenue Service FET Registration #77-99-0013-Q

Federal ID #77-0390527

EDD (CA Employment Development Dept) #456-3741-0

Schedule 1.1(i)	Prime Time Computer Software

Fontana:	Quick Books Pro

Milpitas:	MYOB Premier Accounting

Schedule 1.01(j)	Prime Time Inventory

Vehicle Inventory Attached
Misc Trailers	$269,615.00
Skyway Trailers	$3,600.00	* (this listed as bill of sale asset)
Used Trucks	$5,200.00	* (this listed as bill of sale asset)
Misc Inventory	$17,250.00	***
Hyundai Trailers	$464,926.00
Celadon Trailers	$271,878.68

	$1,032,469,68
Parts Inventory	$28,928.30

***	$9750.00 listed as bill of sale asset & $7500.00 is for Mercury, a retained asset

Schedule 1.2(b)	Tax Refunds

None.

Schedule 1.2(f)	Prime Time Equipment Assets to be Retained

Sales Tax Bond $230.00 for 2/22/06-2/22/07:	expensed $38.00	prepay	$192.00

Dealer License 5/1/06-4/30/07	prepay		$401.00

Auto Policy (Sable) 5/23/06-11/23/06	prepay		$801.00

ISU Willingham Ins. (garage policy)	prepay		$9,487.87

Corporate Tax Prepayments	prepay		$35,370.00

Workmens Comp Insurance Prepay	prepay		$799.50

2002 Mercury Sable #1 MEFM50U52G620849		Acct #1-1350	$7,500.00

San Jose National Bank Checking Acct #0115515610			$143,421.97

Wells Fargo Bank Checking Acct. #2398956462			$116,208.64

Clearing and Suspense Balance			$11,500.00

TOTAL			$325,681.98

Schedule 1.1(m)	Prime Time Equipment Prepaids

Sales Tax Bond $230.00 for 2/22/06-2/22/07: expensed $38.00		$192.00

Verifier’s Bond $150.00 for 3/10/06-3/10/07: expensed $12.50	**	$137.50

Dealer License 5/1/06-4/30/07		$401.00

Auto Policy (Sable) 5/23/06-11/23/06		$801.00

ISU Willingham Ins. (garage policy)		$9,487.87

Corporate Tax Prepayments		$35,370.00

Workmen’s Comp Ins.		$799.50

		$47,188.87

**	Verifier’s bond for Linda’s license: Prime Time not to retain

Prepaid Amounts in Bold not to be retained by Prime Time.

Schedule 2.1(a)	Undisclosed Liabilities

None.

Section 2.2	Prime Time Equipment Retained Liabilities

Accounts Payable	$12,608.77	(A)
Flooring-GE Commercial Finance (Celadon)	$57,200.00	©
Flooring-GE Commercial Finance (Misc)	$44,000.00	(D)
Flooring-GE Commercial Finance (Hyundai)	$89,275.00	(E)

	$203,083.77

(A)	$936.00	owed to Department of Motor Vehicles
	$7,189.51	owed to Donny Blount for commissions on sales not yet funded
	$4,483.26	owed to Charlie Silvers for commissions on sales not yet funded

	$12,608.77	Details attached to hard copy

©	$12,800.00	Aguinagua sale
	$37,000.00	Dependable Cargo sale
	$7,400.00	Pompa sale

	$57.200.00

(D)	$30,750.00	CSA sale
	$13,250.00	Pompa sale

	$44,000.00

(E)	$89,275.00	Triple A sale

Schedule 3.7	Allocation of Purchase Price

None.

Schedule 4.1	Prime Time Equipment Fictitious Business Names

Prime Time
Prime Time, Inc.
Prime Time Equipment
Prime Time Equipment, Inc.

Schedule 4.3	Conflict or Violation

None.

Schedule 4.4	Prime Time Equipment Balance Sheet 12/31/03

Prime Time, Inc.
75 East Montague Expressway
Milpitas, CA 95035

Balance Sheet
As of December 2003

Assets
Current Assets
Cash On Hand
Checking Account	$120,382.62
Total Cash On Hand	$120,382.62
Accounts Receivable	$120,631.70
Fixed Assets
Equipment	$17,463.00
Total Fixed Assets	$17,463.00
Allowance for Depreciation
Equipment	($17,463.00)
Total Allowance for Depreciation	($17,463.00)
Inventory
New Trailers/Gallegos	$84,969.07
New Trailers/Hyundai	$401,509.34
Skyway Inventory	$82,947.30
Used Trailers	$78,927.97
Used Trucks	$12,809.45
Miscellaneous Inventory	$26,218.41
Landair Trailers	$208,746.54
Landair Consignment Trirs	$375,600.00
Great Dane Reefers	$54,000.00
Total Inventory	$1,325,728.08
Inventory Parts	$11,642.00
Total Current Assets	$1,578,384.40
Total Assets	$1,578,384.40

Liabilities
Accounts Payable	$510,511.73
Sales Tax Payable	$2,573.57
Long Term Liabilities
Associates Flooring/Hyundai	$398,650,00
Assoc. Flooring-Landair Trirs.	$142,500.00
Associates Flooring/Gallegos	$74,492.00
Associates-Grt Dane Reefers	$54,000.00
San Jose National Bank Floorin	$277,885.47
Total Long Term Liabilities	$947,527.47
Total Liabilities	$1,460,612.77

Equity
Owner’s/Shareholder’s Equity
Owner’s/Sharehldr Investment	$72,595.38
Owner’s/Sharehldr Withdrawal	($1,200.00)
Total Owner’s/Shareholder’s Equity	$71,395.38

Retained Earnings	$62,620.77
Current Year Earnings	($16,244.52)
Total Equity	$117,771.63

Total Liability & Equity	$1,578,384.40

Schedule 4.4	Prime Time Equipment Profit & Loss 12/31/03

Prime Time, Inc.
75 East Montague Expressway
Milpitas, CA 95035

Profit & Loss Statement
January 2003 through December 2003

Income
New Vehicle Department
New Vehicle Retail/Fontana	$444,539.90
New Vehicle/Wholesale/Fontana	$210,760.17
New Vehicle/Out of State	$1,669,412.65
Total New Vehicle Department	$2,324,712.72
Used Vehicle Department
Used Vehicle Retail/Fontana	$961,642.56
Used Vehicle/Wholesale/Fontana	$632,687.00
Used Vehicle/Out of State	$1,722,275.42
Total Used Vehicle Department	$3,316,604.98
Parts and Service Income
Parts/Taxable	$12,944.90
Parts/Wholesale	$24,358.35
Labor Income	$70,079.71
Parts/Out of State	$10,747.51
Total Parts and Service Income	$118,130.47
Freight Collected	$5,805.00
Yard Rental	$2,000.00
Miscellaneous Income	$2,632.73
Total Income	$5,769,885.90

Cost of Sales
Purchases - New Vehicles
New Vehicle Purchases	$2,082,984.19
Conversions & Improvements	$4,579.00
Total Purchases - New Vehicles	$2,087,563.19
Purchases - Used Vehicles
Used Vehicle Purchases	$2,705,317.56
Freight/Reconditioning of equi	$165,703.00
Total Purchases - Used Vehicles	$2,871,020.56
Cost of Parts Sold
Parts Cost	$38,648.50
Total Cost of Sales	$4,997,232.25

Gross Profit	$772,653.65

Expenses
General & Administrative Exp
Legal & Professional Fees	$7,064.27
Commissions	$237,717.38
Insurance	$47,010.37
Group Insurance	$4,900.00
Office Expenses	$29,464.97

Office Administration	$51,180.00
DMV Fees	$1,114.24
Freight Paid	$67,033.72
Fuel Expenses	$10,618.26
Corporation Taxes	$800.00
Total General & Administrative Exp	$456,903.21
Supplies and Expenses
Labor	$10,340.50
Total Supplies and Expenses	$10,340.50
Advertising & Promotion Exp
Advertising	$21,945.45
Total Advertising & Promotion Exp	$21,945.45
Officers Salaries
Fem Frost	$15,000.00
Kenneth Moore	$48,000.00
Total Officers Salaries	$63,000.00
Other Fringes
Federal Payroll Taxes	$4,931.50
State Payroll Taxes	$364.00
Total Other Fringes	$5,295.50
Operating Expenses
Postage	$11,375.11
Rent	$115,427.25
Telephone	$17,137.17
Utilities	$6,824.10
Travel & Entertainment	$3,958.97
Miscellaneous Expenses	$2,678.81
Donations	$20.00
Bad Debts	$10,300.00
Gardening & Yard Cleaning	$4,375.00
Total Operating Expenses	$172,096.41
Total Expenses	$729,581.07

Operating Profit	$43,072.58

Other Expenses
Interest Expense	$40,368.56
Rental Vehicle Expense	$18,948.54
Skyway Liquidation Expense
Total Other Expenses	$59,317.10

Net Profit / (Loss)	($16,244.52)

Schedule 4.4	Prime Time Equipment Balance Sheet 12/31/04

Prime Time, Inc.
75 East Montague Expressway
Milpitas, CA 95035

Balance Sheet
As of December 2004

Assets
Current Assets
Cash On Hand
Checking Account	$117,277.41
Money Market	$1,749,269.42
Checking-WF	$11,201.12
Total Cash On Hand	$1,877,747.95
Accounts Receivable	$1,100,087.11
Fixed Assets
Equipment	$17,463.00
Total Fixed Assets	$17,463.00
Allowance for Depreciation
Equipment	($17,463.00)
Total Allowance for Depreciation	($17,463.00)
Inventory
Neõlloyd Trailers	$17,975.00
Allied Trailers	$330,648.04
New Trailers/Hyundai	$88,250.00
New Trailers/Vanguard	$641,921.75
Skyway Inventory	$21,450.00
Used Trailers	$118,222.53
Used Trucks	$50,309.45
Miscellaneous Inventory	$32,218.41
Landair Trailers	$8,000.00
Landair Consignment Trlrs	$6,125.40
Total Inventory	$1,315,120.58
Inventory Parts	$15,028.50
Total Current Assets	$4,307,984.14
Total Assets	$4,307,984.14

Liabilities
Accounts Payable	$2,796,329.16
Sales Tax Payable	$1,036.35
Gross FET
FET Payable	$6,123.76
FET Tire Credit	($6,123.76)
Long Term Liabilities
CitiCap Flooring/Hyundai	$88,250.00
CitiCap-Landair Trlrs.	$5,700.00
CitiCap Flooring-Allied	$326,300.00
CitiCap/Vanguard Trlrs	$641,823.00
Citi-Cap Trucks	$32,000.00
San Jose National Credit Line	$196,500.00
Total Long Term Liabilities	$1,290,573.00

Total Liabilities	$4,087,938.51

Equity
Owner’s/Shareholder’s Equity
Owner’s/Sharehldr Investment	$72,595.38
Owner’s/Sharehldr Withdrawal	($1,200.00)
Total Owner’s/Shareholder’s Equity	$71,395.38
Retained Earnings	$46,376.25
Current Year Earnings	$102,274.00
Total Equity	$220,045.63

Total Liability & Equity	$4,307,984.14

Schedule 4.4	Prime Time Equipment Profit & Loss 12/31/04

Prime Time, Inc.
75 East Montague Expressway
Milpitas, CA 95035

Profit & Loss Statement
January 2004 through December 2004

Income
New Vehicle Department
New Vehicle Retail/Fontana	$892,600.46
New Vehicle/Wholesale/Fontana	$194,767.96
New Vehicle/Out of State	$11,998,923.08
Total New Vehicle Department	$13,086,291.50
Used Vehicle Department
Used Vehicle Retail/Fontana	$315,933.69
Used Vehicle/Wholesale/Fontana	$602,100.00
Used Vehicle/Out of State	$1,579,016.36
Total Used Vehicle Department	$2,497,050.05
Parts and Service Income
Parts/Taxable	$26,186.65
Parts/Wholesale	$37,924.26
Labor Income	$5,050.59
Parts/Out of State	$11,898.13
Total Parts and Service Income	$81,059.63
Freight Collected	$71,232.70
Miscellaneous Income	$2,749.16
Interest Income	$17,490.49
Total Income	$15,755,873.53

Cost of Sales
Purchases - New Vehicles
New Vehicle Purchases	$12,304,708.90
Conversions & Improvements	$4,983.08
Total Purchases - New Vehicles	$12,309,691.98
Purchases - Used Vehicles
Used Vehicle Purchases	$2,096,453.32
Freight/Reconditioning of equi	$264,442.19
Total Purchases - Used Vehicles	$2,360,895.51
Cost of Parts Sold
Parts Cost	$40,433.66
Total Cost of Sales	$14,711,021.15

Gross Profit	$1,044,852.38

Expenses
General & Administrative Exp
Legal & Professional Fees	$1,635.19
Commissions	$379,82.16
Commissions Owed	$15,040.00
Insurance	$56,828.68
Group Insurance	$4,968.00

Office Expenses	$23,408.88
Office Administration	$59,230.00
Document Fees	$2,380.00
DMV Fees	$2,762.00
Freight Paid	$62,152.08
Fuel Expenses	$9,109.67
Corporation Taxes	$800.00
Total General & Administrative Exp	$618,156.66
Supplies and Expenses
Labor	$30.00
Total Supplies and Expenses	$30.00
Advertising & Promotion Exp
Advertising	$18,646.50
Total Advertising & Promotion Exp	$18,646.50
Officers Salaries
Kenneth Moore	$48,000.00
Total Officers Salaries	$48,000.00
Other Fringes
Federal Payroll Taxes	$3,728.00
State Payroll Taxes	$273.00
Total Other Fringes	$4,001.00
Operating Expenses
Postage	$11,777.01
Rent	$110,248.52
Telephone	$15,989.02
Utilities	$7,878.79
Travel & Entertainment	$9,477.01
Miscellaneous Expenses	$1,354.00
Donations	$20.00
Bad Debts	$4,350.48
Gardening & Yard Cleaning	$4,059.00
Total Operating Expenses	$165,153.83
Total Expenses	$853,987.99

Operating Profit	$190,864.39

Other Expenses
Interest Expense	$71,783.03
Rental Vehicle Expense	$16,807.36
Total Other Expenses	$88,590.39

Net Profit/(Loss)	$102,274.00

Schedule 4.4	Prime Time Equipment Balance Sheet 12/31/05

Prime Time, Inc.
75 East Montague Expressway
Milpitas, CA 95035

Balance Sheet
As of December 2005

Assets
Current Assets
Cash On Hand
Checking Account	$205,513.42
Checking-WF	$68,326.49
Total Cash On Hand	$273,839.91
Accounts Receivable	$104,008.50
Inventory
New Trailers/Hyundai	$770,086.00
New Trailers/Vanguard	$178,000.00
Celadon Trailers	$614,303.04
Skyway Inventory	$3,600.00
Used Trailers	$234,474.20
Used Trucks	$6,450.00
Miscellaneous Inventory	$9,250.00
Total Inventory	$1,816,163.24
Inventory Parts	$21,427.00
Total Current Assets	$2,215,438.65
Other Current Assets
Prepaid Taxes	$12,400.00
Prepaid Insurance	$230.00
Total Other Current Assets	$12,630.00
Clearing and Suspense
Clearing and Suspense	$23,000.00
Total Assets	$2,251,068.65

Liabilities
Accounts Payable	$14,439.52
Sales Tax Payable	$13,934.00
Gross FET
FET Payable	$147,821.44
FET Tire Credit	($147,821.44)
Long Term Liabilities
CitiCap Flooring/Hyundai	$770,086.00
CitiCap/Vanguard Trlrs	$171,000.00
CitiCap-Misc	$160,500.00
CitiCap-Celadon	$556,220.00
San Jose National Credit Line	$23,000.00
Total Long Term Liabilities	$1,680,806.00
Total Liabilities	$1,709,179.52

Equity
Owner’s/Shareholder’s Equity
Owner’s/Sharehldr Investment	$72,595.38

Owner’s/Sharehldr Withdrawal	($1,200.00)
Total Owner’s/Shareholder’s Equity	$71,395.38
Retained Earnings	$136,865.25
Current Year Earnings	$333,628.50
Total Equity	$541,889.13

Total Liability & Equity	$2,251,068.65

Schedule 4.4	Prime Time Equipment Profit & Loss 12/31/05

Prime Time, Inc.
75 East Montague Expressway
Mtlpitas, GA 95035

Profit & Loss Statement
January 2005 through December 2005

Income
New Vehicle Department
New Vehicle Retail/Fontana	$368,365.86
New Vehicle/Wholesale/Fontana	$96,762.00
New Vehicle/Out of State	$17,366,067.98
Total New Vehicle Department	$17,831,195.84
Used Vehicle Department
Used Vehicle Retail/Fontana	$940,742.33
Used Vehicle/Wholesale/Fontana	$427,600.00
Used Vehicle/Out of State	$5,132,849.00
Total Used Vehicle Department	$6,501,191.33
Parts and Service Income
Parts/Taxable	$19,975.59
Parts/Wholesale	$71,558.62
Labor Income	$12,664.48
Parts/Out of State	$30,981.69
Total Parts and Service Income	$135,180.38
Freight Collected	$69,689.39
Yard Rental	$33,675.00
Miscellaneous Income	$37,863.30
Interest Income	$40,460.71
Total Income	$24,649,255.95

Cost of Sales
Purchases - New Vehicles
New Vehicle Purchases	$16,624,257.59
Conversions & Improvements	$20,878.60
Total Purchases - New Vehicles	$16,645,136.19
Purchases - Used Vehicles
Used Vehicle Purchases	$5,739,556.62
Freight/Reconditioning of equi	$371,785.52
Total Purchases - Used Vehicles	$6,111,342.14
Cost of Parts Sold
Parts Cost	$69,820.75
Total Cost of Sales	$22,826,299.08

Gross Profit	$1,822,956.87

Expenses
General & Administrative Exp
Legal & Professional Fees	$1,575.00
Commissions	$580,918.85
Insurance	$54,301.79
Group Insurance	$5,208.00

Office Expenses	$31,936.35
Office Administration	$78,056.00
Document Fees	$6,840.00
Yard Supervisor	$46,800.00
DMV Fees	$6,116.00
Freight Paid	$13,044.99
Fuel Expenses	$8,802.06
Total General & Administrative Exp	$833,599.04
Advertising & Promotion Exp
Advertising	$22,625.00
Total Advertising & Promotion Exp	$22,625.00
Salaries
Kenneth Moore	$218,000.00
Total Salaries	$218,000.00
Other Fringes
Federal Payroll Taxes	$8,797.00
State Payroll Taxes	$238.00
Total Other Fringes	$9,035.00
Operating Expenses
Postage	$8,560.78
Rent	$168,100.00
Telephone	$17,074.08
Utilities	$8,130.41
Travel & Entertainment	$13,977.05
Miscellaneous Expenses	$972.57
Donations	$50.00
Bad Debts	$27,001.19
Gardening & Yard Cleaning	$5,340.00
Total Operating Expenses	$249,206.08
Total Expenses	$1,332,465.12

Operating Profit	$490,491.75

Other Expenses
Interest Expense	$140,544.73
Rental Vehicle Expense	$16,318.52
Total Other Expenses	$156,863.25

Net Profit / (Loss)	$333,628.50

Schedule 4.4	Prime Time Equipment Balance Sheet 3/31/06

Prime Time Equipment, Inc.
1045 Montague Expressway
Milpitas, CA 95035

Balance Sheet
As of March 2006

Assets
Current Assets
Cash On Hand
Checking Account	$168,405.38
Wells Fargo	$87,858.06
Petty Cash	$2,655.36
Total Cash On Hand	$258,918.80
Accounts Receivable	$167,113.31
Fixed Assets
Office Equipment	$3,402.80
Total Fixed Assets	$3,402.80
Inventory
New Trailers/Hyundai	$89,855.00
New Trailers/Vanguard	$36,183.04
Celadon Trailers	$375,698.13
Skyway Inventory	$3,600.00
Used Trailers	$343,404.30
Used Trucks	$6,450.00
Miscellaneous Inventory	$16,750.00
Total Inventory	$871,940.47
Inventory Parts	$21,427.00
Total Current Assets	$1,322,802.38
Other Current Assets
Prepaid Insurance	$9,817.37
Prepaid Licenses	$401.00
Total Other Current Assets	$10,218.37
Clearing and Suspense
Clearing and Suspense	$15,979.64
Total Assets	$1,349,000.39

Liabilities
Accounts Payable	$141,306.31
Sales Tax Payable	$5,026.74
Gross FET
FET Payable	$16,381.44
FET Tire Credit	($16,381.44)
Long Term Liabilities
CitiCap Flooring/Hyundai	$143,768.00
CitiCap/Vanguard Trlrs	$51,300.00
CitiCap-Misc	$115,750.00
CitiCap-Celadon	$324,606.00
San Jose National Credit Line	$12,500.00
Total Long Term Liabilities	$647,924.00
Total Liabilities	$794,257.05

Equity
Owner’s/Shareholder’s Equity
Owner’s/Sharehldr Investment	$72,595.38
Owner’s/Sharehldr Withdrawal	($1,200.00)
Total Owner’s/Shareholder’s Equity	$71,395.38
Retained Earnings	$329,060.75
Current Year Earnings	$154,287.21
Total Equity	$554,743.34

Total Liability & Equity	$1 ,349,000.39

Schedule 4.4	Prime Time Equipment Profit & Loss 3/31/06

Prime Time Equipment, Inc.
1045 Montague Expressway
Milpitas, CA 95035

Profit & Loss Statement

January 2006 through March 2006

Income
New Vehicle Department
New Vehicle/Out of State	$1,626,749.11
Total New Vehicle Department	$1,626,749.11
Used Vehicle Department
Used Vehicle Retail/Fontana	$105,550.00
Used Vehicle/Wholesale/Fontana	$32,000.00
Used Vehicle/Out of State	$987,465.00
Total Used Vehicle Department	$1,125,015.00
Parts and Service Income
Parts/Taxable	$2,182.52
Parts/Wholesale	$21,923.52
Labor Income	$7,007.72
Parts/Out of State	$12,501.00
Total Parts and Service Income	$43,614.76
Freight Collected	$992.50
Yard Rental	$9,000.00
Document Fees	$2,475.00
Miscellaneous Income	$22,094.30
Interest Income	$2,209.74
Total Income	$2,832,150.41

Cost of Sales
Purchases - New Vehicles
New Vehicle Purchases	$1,329,740.72
Conversions & Improvements	$11,000.00
Total Purchases - New Vehicles	$1,340,740.72
Purchases - Used Vehicles
Used Vehicle Purchases	$1,045,760.61
Freight/Reconditioning of equi	$60,228.01
Total Purchases - Used Vehicles	$1,105,988.62
Cost of Parts Sold
Parts Cost	$25,208.72
Total Cost of Sales	$2,471,938.06

Gross Profit	$360,212.35

Expenses
General & Administrative Exp
Legal & Professional Fees	$1,575.00
Commissions	$75,685.94
Insurance	$2,171.60
Group Insurance	$1,924.00
Office Expenses	$4,850.24

Office Administration	$16,462.50
Yard Supervisor	$11,700.00
DMV Fees	$144.00
Freight Paid	$3,380.21
Fuel Expenses	$1.552.78
Total General & Administrative Exp	$119,446.27
Advertising & Promotion Exp
Advertising	$4,740.00
Total Advertising & Promotion Exp	$4,740.00
Salaries
Bookkeeping	$12,800.00
Kenneth Moore	$4,500.00
Total Salaries	$17,300.00
Other Fringes
Federal Payroll Taxes	$1,415.45
State Payroll Taxes	$241.50
Workmens Comp Insurance	$2,504.00
Total Other Fringes	$4,160.95
Operating Expenses
Postage	$1,850.63
Rent	$36,500.00
Telephone	$4,143.06
Utilities	$1,752.73
Travel & Entertainment	$3,180.87
Miscellaneous Expenses	$365.36
Gardening & Yard Cleaning	$975.00
Total Operating Expenses	$48,767.65
Total Expenses	$194,414.87

Operating Profit	$165,797.48

Other Expenses
Interest Expense	$6,916.99
Rental Vehicle Expense	$4,593.28
Total Other Expenses	$11,510.27

Net Profit / (Loss)	$154,287.21

Schedule 4.6	Prime Time Equipment Material Adverse Changes Since 12/31/05

Employee Compensation:

Clerical:	Marge Lundry

Previous to 12/31/05, employee was paid $200.00 per month plus DMV doc fees, and $2500.00 per month was paid to Frost All-Cal Trucking & Equipment since her services were shared between the two companies. (She was on Frost All-Cal’s payroll) Since then, Frost All-Cal has closed and she works exclusively for Prime Time. Her salary is now $1600 per week and she is still paid the DMV doc fees. She is still granted 2 weeks paid vacation per year and Prime Time now pays her medical coverage through Kaiser.

Schedule 4.7	Prime Time Equipment Tangible Assets Not in our Possession

Located at Bellamy Equipment, 2396 S. Golden State Blvd., Fowler, CA:

1993 Great Dane 1GRAA0629PB089629
1994 Great Dane 1GRAA0626RR171126
1988 Trailmobile 1PT02DAH9J9000470
1994 Great Dane 1GRAA0623RB171147
1993 Great Dane 1GRAA0620PB009650 (we have not paid for this)

Located in Anderson, IN:

1996 Pines 1PNV532B8TH201648 (in transit to Fontana)

Schedule 4.8	Real Estate Lease

See attached

Commercial Lease Agreement

          This Commercial Lease Agreement (“Lease”) is made and effective this ____ day of April 2006, by and between Kenneth and Marjorie Moore, The Surviving Spouse’s Trust of the Frost 1997 Revocable Trust, The Martial QTIP Trust of the Frost 1997 Revocable Trust; and the Family Bypass Trust of the Frost 1997 Revocable Trust (collectively “Landlord”) with their principal place of business at 15609 Valley Boulevard, Fontana California, and CapSource Equipment Company, Inc., a Nevada corporation d/b/a Prime Time Trailers, with its principal place of business at 2305 Canyon Boulevard, Suite 103, Boulder, CO 80302, (“Tenant”).

          Landlord is the owner of land and improvements commonly known and numbered as 15603 and 15609 Valley Boulevard, Fontana, CA and legally described as follows: Parcel Numbers: 0235201090000 and 0235205080000 (approximately four (4) acres) in the County of San Bernardino, California. Landlord makes available for lease the entire parcel of land (as described in the pervious sentence) and the building designated as 15609 Valley Boulevard, Fontana, California 92335, but excluding such portion of the property being used for a cellular telephone tower and associated equipment box, (“Leased Premises”).

          Landlord desires to lease the Leased Premises to Tenant, and Tenant desires to lease the Leased Premises from Landlord for the term, at the rental and upon the covenants, conditions and provisions herein set forth.

          THEREFORE, in consideration of the mutual promises herein, contained and other good and valuable consideration, it is agreed:

1. Term.

          A. Landlord hereby leases the Leased Premises to Tenant, and Tenant hereby leases the same from Landlord, for an “Initial Term” beginning May 1, 2006 and ending April 30, 2008. Landlord shall use its best efforts to give Tenant possession as nearly as possible at the beginning of the Lease term. If Landlord is unable to timely provide the Leased Premises, rent shall abate for the period of delay. Tenant shall make no other claim against Landlord for any such delay.

          B. Tenant may renew the Lease for one extended term of one (1) year. Tenant shall exercise such renewal option, if at all, by giving written notice to Landlord not less than ninety (90) days prior to the expiration of the Initial Term. The renewal term shall be at the rental set forth below and otherwise upon the same covenants, conditions and provisions as provided in this Lease.

2. Rental.

          A. Tenant shall pay to Landlord during the Initial Term rental of Seventy Two Thousand Dollars ($72,000) per year, payable in installments of Six Thousand Dollars ($6,000) per month. Each installment payment shall be due in advance on the first day of each calendar month during the lease term to Landlord at 15609 Valley Boulevard, Fontana, CA 92335 or at such other place designated by written notice from Landlord or Tenant. The rental payment amount for any partial calendar months included in the lease term shall be prorated on a daily basis.

          B. The rental for any renewal lease term, if created as permitted under this Lease, shall be Eighty Four Thousand Dollars ($84,000) per year payable in installments of Seven Thousand Dollars ($7,000) per month.

3. Tenant’s Right of First Refusal.

Before the Leased Premises or any portion thereof may be sold or otherwise transferred (including transfer by gift or operation of law), the Tenant or its assignee(s) shall have a right of first refusal to purchase the Leased Premises or any portion thereof on the terms and conditions set forth in this Section.

          A. The Landlord shall (a) deliver to the Tenant a written notice (the “Notice”) stating: (i) Landlord’s bona fide intention to sell or otherwise transfer the Leased Premises or any portion thereof; (ii) the name of the proposed purchaser or other transferee (“Proposed Transferee”); (iii) the bona fide cash price or other consideration for which the Landlord to transfer the Leased Premises or any portion thereof (the “Offered Price”); and (v) the material terms and conditions of the proposed transfer (the “Offer Terms”) and (b) offer the Leased Premises or any portion thereof at the Offered Price and on the Offer Terms to the Tenant its assignee(s).

          B. At any time within 30 days after receipt of the Notice, the Tenant and/or its assignee(s) may, by giving written notice to the Landlord, elect to purchase all, but not less than all, of the Leased Premises or any portion thereof proposed that are being sold to be transferred to the Proposed Transferees, at the purchase price and on the terms determined in accordance with subsection (c) below.

          C. The purchase price (“Purchase Price”) for the Leased Premises or any portion thereof purchased by the Tenant or its assignee(s) under this Section shall be the Offered Price, and the terms and conditions of the transfer shall be identical in all material respects to the Offer Terms (the “Terms”). If the Offered Price includes consideration other than cash the cash equivalent value of the non-cash consideration SW be determined by the Board of Directors of the Company in good faith.

          D. Payment of the Purchase Price shall be made in cash (by check) within thirty (30) days after delivery of the written notice by the Company as set forth in Section 2(b).

          E. If the Leased Premises or any portion thereof proposed in the Notice to be transferred to a given Proposed Transferee is not purchased by the Company and/or its assignee(s) as provided in this Section, then the Landlord may sell or otherwise transfer the Leased Premises or any portion thereof to that Proposed Transferred at the Offered Price or at a higher price and on the Offer Terms, provided that such sale or other transfer is consummated within sixty (60) days after the date of the Notice. If the Leased Premises or any portion thereof described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Tenant, and the Tenant and/or its assignees shall again be offered the Right of First Refusal before the Leased Premises or any portion thereof may be sold or otherwise transferred.

          F. Anything to the contrary contained in this Section notwithstanding, the transfer of any or the Leased Premises or any portion thereof to an affiliate of the Landlord shall be exempt from the provisions of this Section. In such case, the transferee or other recipient shall receive and hold the Leased Premises or any portion thereof so transferred subject to the provisions of this Agreement, and there shall be no further transfer of the Leased Premises or any portion thereof except in accordance with the terms of this Agreement.

          G. The Right of First Refusal shall terminate after the first sale of Leased Premises or any portion thereof.

          H. The Right of First Refusal shall be freely assignable by the Tenant at any time subject to approval of the Landlord which shall not be unreasonably withheld.

4. Use

Notwithstanding the forgoing, Tenant shall not use the Leased Premises for the purposes of storing, manufacturing or selling any explosives, flammables or other inherently dangerous substance, chemical, thing or device.

5. Sublease and Assignment.

Tenant shall have the right without Landlord’s consent, to assign this Lease to a corporation with which Tenant may merge or consolidate, to any subsidiary of Tenant, to any corporation under common control with Tenant, or to a purchaser of substantially all of Tenant’s assets. Except as set forth above, Tenant shall not sublease all or any part of the Leased Premises, or assign this Lease in whole or in part without Landlord’s consent, such consent not to be unreasonably withheld or delayed.

6. Repairs.

During the Lease term, Tenant shall make, at Tenant’s expense, all necessary repairs to the Leased Premises. Repairs shall include such items as routine repairs of floors, walls, ceilings, and other parts of the Leased Premises damaged or worn through normal occupancy, except for major mechanical systems or the roof, subject to the obligations of the parties otherwise set forth in this Lease.

7. Alterations and Improvements.

Tenant, at Tenant’s expense, shall have the right following Landlord’s consent to remodel, redecorate, and make additions, improvements and replacements of and to all or any part of the Leased Premises from time to time as Tenant may deem desirable, provided the same are made in a workmanlike manner and utilizing good quality materials. Tenant shall have the right to place and install personal property, trade fixtures, equipment and other temporary installations in and upon the Leased Premises, and fasten the same to the premises. All personal property, equipment, machinery, trade fixtures and temporary installations, whether acquired by Tenant at the commencement of the Lease term or placed or installed on the Leased Premises by Tenant thereafter, shall remain Tenant’s property free and clear of any claim by Landlord. Tenant shall have the right to remove the same at any time during the term of this Lease provided that all damage to the Leased Premises caused by such removal shall be repaired by Tenant at Tenant’s expense.

8. Property Taxes.

Landlord shall pay, prior to delinquency, all general real estate taxes and installments of special assessments coming due during the Lease term on the Leased Premises, and all personal property taxes with respect to Landlord’s personal property, if any, on the Leased Premises. Tenant shall be responsible for paying all personal property taxes with respect to Tenant’s personal property at the Leased Premises.

9. Insurance.

          A. If the Leased Premises or any other part of the Building is damaged by fire or other casualty resulting from any act or negligence of Tenant or any of Tenant’s agents, employees or invitees, rent shall not be diminished or abated while such damages are under repair, and Tenant shall be responsible for the costs of repair not covered by insurance.

          B. Landlord shall maintain fire and extended coverage insurance on the Building and the Leased Premises in such amounts as Landlord shall deem appropriate. Tenant shall be responsible, at its expense, for fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located in the Leased Premises.

          C. Tenant and Landlord shall, each at its own expense, maintain a policy or policies of comprehensive general liability insurance with respect to the respective activities of each in the Building with the premiums thereon fully paid on or before due date, issued by and binding upon some insurance company approved by Landlord, such insurance to afford minimum protection of not less than $1,000,000 combined single limit coverage of bodily injury, property damage or combination thereof. Landlord shall be listed as an additional insured on Tenant’s policy or policies of comprehensive general liability insurance, and Tenant shall provide Landlord with current Certificates of Insurance evidencing Tenant’s compliance with this Paragraph. Tenant shall obtain the agreement of Tenant’s insurers to notify Landlord that a policy is due to expire at least (10) days prior to such expiration. Landlord shall not be required to maintain insurance against thefts within the Leased Premises or the Building.

10. Utilities.

Tenant shall pay all charges for water, sewer, gas, electricity, telephone and other services and utilities used by Tenant on the Leased Premises during the term of this Lease unless otherwise expressly agreed in writing by Landlord. In the event that any utility or service provided to the Leased Premises is not separately metered, Landlord shall pay the amount due and separately invoice Tenant for Tenant’s pro rata share of the charges. Tenant shall pay such amounts within fifteen (15) days of invoice. Tenant acknowledges that the Leased Premises are designed to provide standard office use electrical facilities and standard office lighting. Tenant shall not use any equipment or devices that utilizes excessive electrical energy or which may, in Landlord’s reasonable opinion, overload the wiring or interfere with electrical services to other tenants.

11. Signs.

Following Landlord’s consent, Tenant shall have the right to place on the Leased Premises, at locations selected by Tenant, any signs which are permitted by applicable zoning ordinances and private restrictions. Landlord may refuse consent to any proposed signage that is in Landlord’s opinion too large, deceptive, unattractive or otherwise inconsistent with or inappropriate to the Leased Premises or use of any other tenant. Landlord shall assist and cooperate with Tenant in obtaining any necessary permission from governmental authorities or adjoining owners and occupants for Tenant to place or construct the foregoing signs. Tenant shall repair all damage to the Leased Premises resulting from the removal of signs installed by Tenant.

12. Entry.

Landlord shall have the right to enter upon the Leased Premises at reasonable hours to inspect the same, provided Landlord shall not thereby unreasonably interfere with Tenant’s business on the Leased Premises.

13. Parking.

During the term of this Lease, Tenant shall have the exclusive use of the common automobile parking areas, driveways, and footways..

14. Damage and Destruction.

Subject to Section 9 A. above, if the Leased Premises or any part thereof or any appurtenance thereto is so damaged by fire, casualty or structural defects that the same cannot be used for Tenant’s purposes, then Tenant shall have the right within ninety (90) days following damage to elect by notice to Landlord to terminate this Lease as of the date of such damage. In the event of minor damage to any part of the Leased Premises, and if such damage does not render the Leased Premises unusable for Tenant’s purposes, Landlord shall promptly repair such damage at the cost of the Landlord. In making the repairs called for in this paragraph, Landlord shall not be liable for any delays resulting from strikes, governmental restrictions, inability to obtain necessary materials or labor or other matters which are beyond the reasonable control of Landlord. Tenant shall be relieved from paying rent and other charges during any portion of the Lease term that the Leased Premises are inoperable or unfit for occupancy, or use, in whole or in part, for Tenant’s purposes. Rentals and other charges paid in advance for any such periods shall be credited on the next ensuing payments, if any, but if no further payments are to be made, any such advance payments shall be refunded to Tenant. The provisions of this paragraph extend not only to the matters aforesaid, but also to any occurrence which is beyond Tenant’s reasonable control and which renders the Leased Premises, or any appurtenance thereto, inoperable or unfit for occupancy or use, in whole or in part, for Tenant’s purposes.

15. Default.

If default shall at any time be made by Tenant in the payment of rent when due to Landlord as herein provided, and if said default shall continue for fifteen (15) days after written notice thereof shall have been given to Tenant by Landlord, or if default shall be made in any of the other covenants or conditions to be kept, observed and performed by Tenant, and such default shall continue for thirty (30) days after notice thereof in writing to Tenant by Landlord without correction thereof then having been commenced and thereafter diligently prosecuted, Landlord may declare the term of this Lease ended and terminated by giving Tenant written notice of such intention, and if possession of the Leased Premises is not surrendered, Landlord may reenter said premises. Landlord shall have, in addition to the remedy above provided, any other right or remedy available to Landlord on account of any Tenant default, either in law or equity. Landlord shall use reasonable efforts to mitigate its damages.

16. Quiet Possession.

Landlord covenants and warrants that upon performance by Tenant of its obligations hereunder, Landlord will keep and maintain Tenant in exclusive, quiet, peaceable and undisturbed and uninterrupted possession of the Leased Premises during the term of this Lease.

17. Condemnation.

If any legally, constituted authority condemns the Building or such part thereof which shall make the Leased Premises unsuitable for leasing, this Lease shall cease when the public authority takes possession, and Landlord and Tenant shall account for rental as of that date. Such termination shall be without prejudice to the rights of either party to recover compensation from the condemning authority for any loss or damage caused by the condemnation. Neither party shall have any rights in or to any award made to the other by the condemning authority.

18. Subordination.

Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter arising upon the Leased Premises, or upon the Building and to any renewals, refinancing and extensions thereof, but Tenant agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such mortgage may deem appropriate in its discretion. Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust or other lien now existing or hereafter placed upon the Leased Premises of the Building, and Tenant agrees upon demand to execute such further instruments subordinating this Lease or attorning to the holder of any such liens as Landlord may request. In the event that Tenant should fail to execute any instrument of subordination herein required to be executed by Tenant promptly as requested, Tenant hereby irrevocably constitutes Landlord as its attorney-in-fact to execute such instrument in Tenant’s name, place and stead, it being agreed that such power is one coupled with an interest. Tenant agrees that it will from time to time upon request by Landlord execute and deliver to such persons as Landlord shall request a statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which rent and other charges payable under this Lease have been paid, stating that Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default) and further stating such other matters as Landlord shall reasonably require.

19. Notice.

Any notice required or permitted under this Lease shall be deemed sufficiently given or served if sent by United States certified mail, return receipt requested, addressed as follows:

If to Landlord to:

Ken Moore
49630 Lincoln Drive
Indio, CA 92201

-with a copy to-

Fern Frost
PO Box 532
Redwood Estates, CA 95044

If to Tenant to:

Steven Reichert, General Counsel
CapSource Financial, Inc.
2305 Canyon Boulevard, Suite 103
Boulder, CO 80302

-with a copy to-

Fred Boethling, President
CapSource Financial, Inc.
2305 Canyon Boulevard, Suite 103
Boulder, CO 80302

Landlord and Tenant shall each have the right from time to time to change the place notice is to be given under this paragraph by written notice thereof to the other party.

20. Brokers.

Tenant represents that Tenant was not shown the Premises by any real estate broker or agent and that Tenant has not otherwise engaged in, any activity which could form the basis for a claim for real estate commission, brokerage fee, finder’s fee or other similar charge, in connection with this Lease.

21. Waiver.

No waiver of any default of Landlord or Tenant hereunder shall be implied from any omission to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. One or more waivers by Landlord or Tenant shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition.

22. Memorandum of Lease.

The parties hereto contemplate that this Lease should not and shall not be filed for record, but in lieu thereof, at the request of either party, Landlord and Tenant shall execute a Memorandum of Lease to be recorded for the purpose of giving record notice of the appropriate provisions of this Lease.

23. Headings.

The headings used in this Lease are for convenience of the parties only and shall not be considered in interpreting the meaning of any provision of this Lease.

24. Successors.

The provisions of this Lease shall extend to and be binding upon Landlord and Tenant and their respective legal representatives, successors and assigns.

25. Consent.

Landlord shall not unreasonably withhold or delay its consent with respect to any matter for which Landlord’s consent is required or desirable under this Lease.

26. Performance.

If there is a default with respect to any of Landlord’s covenants, warranties or representations under this Lease, and if the default continues more than fifteen (15) days after notice in writing from Tenant to Landlord specifying the default, Tenant may, at its option and without affecting any other remedy hereunder, cure such default and deduct the cost thereof from the next accruing installment or installments of rent payable hereunder until Tenant shall have been fully reimbursed for such expenditures, together with interest thereon at a rate equal to the lessor of twelve percent (12%) per annum or the then highest lawful rate. If this Lease terminates prior to Tenant’s receiving full reimbursement, Landlord shall pay the unreimbursed balance plus accrued interest to Tenant on demand.

27. Compliance with Law.

Tenant shall comply with all laws, orders, ordinances and other public requirements now or hereafter pertaining to Tenant’s use of the Leased Premises. Landlord shall comply with all laws, orders, ordinances and other public requirements now or hereafter affecting the Leased Premises.

28. Final Agreement.

This Agreement terminates and supersedes all prior understandings or agreements on the subject matter hereof. This Agreement may be modified only by a further writing that is duly executed by both parties.

29. Governing Law.

This Agreement shall be governed, construed and interpreted by, through and under the Laws of the State of California.

IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

LANDLORD:

Kenneth Moore

Marjorie Moore

Fern Frost for the The Surviving Spouse’s Trust of the Frost 1997 Revocable Trust

Fern Frost for The Martial QTIP Trust of the Frost 1997 Revocable Trust

Fern Frost for the Family Bypass Trust of the Frost 1997 Revocable Trust

TENANT:

CapSource Equipment Company, Inc.

By

Its	President

Schedule 4.9	Contracts

None.

Schedule 4.11	Litigation or Claims

None.

Schedule 4.13(a)	Prime Time Equipment Employees

Category	Name	Compensation	Pay Date
Salesman	Charlie Silvers	$3000 per mo. for administrative work 30% of net profit on sales by Charlie	semi-monthly

Salesman	Donny Blount	30% of net profit on sales by Donny	weekly

Clerical	Linda Hoffman	$3600 per month	semi-monthly

Clerical	Marge Lundry	$1600 per week	weekly
		DMV doc fees charged to customer	weekly
		Doc fees @$45 if not charged to customer	weekly

Shop Mgr	Gary Witzel	$900 per week	weekly

All above info is as of date: 4/24/06.

Schedule 4.13(b)	Material Adverse Change in Relationship with Employees

None.

Schedule 4.13(C)	Prime Time Equipment Commission Salesmen

Charlie Silvers	30% of net sales by Charlie

Donny Blount	30% of net sales. by Donny

Schedule 4.13(d)	Agreements regarding Union Activity

None.

Schedule 4.13(e)	Prime Time Equipment Employee Benefits

Category	Name	Benefits

Salesman	Charlie Silvers	2 week paid vacation/no set amount of personal days

Salesman	Donny Blount	none

Clerical	Linda Hoffman	2 week paid vacation/no set amount of personal days

Clerical	Marge Lundry	2 week paid vacation/no set amount of personal days Kaiser medical insurance

Shop Mgr	Gary Witzel	2 week paid vacation/no set amount of personal days

Schedule 4.15(a)	Prime Time Equipment Licenses & Permits

Dealer License #37300

Sales Tax Resale Permit #SR Y EH 97-498904

Internal Revenue Service FET Registration #77-99-0013-Q

No Business License ever acquired

Schedule 4.15(b)	Environmental Matters

None.

Schedule 4.18	Competing Interests

None.

Schedule 4.19	Prime Time Insurance Policies and Bonds

Bonds:
	Dealer Bond #868201C	$50,000.00	4/30/05-4/30/06
	Sales Tax Bond #223380	$ 2,300.00	2/22/06-2/22/07
	Verifier Bond (Linda Hoffman)		3/10/06-3/10/07

Insurance Policies

Workmen’s Comp-First Comp policy #WVS0018892-01 3/1/06-3/1/07 Garage Policy-ISU Willingham #GP6215198 4/8/06-4/8/07 General Liability-Scottsdale Insurance #CLS 1106534 renewal date 5/28/06 Property-Scottsdale Insurance #CPS 0649307 renewal date 5/28/06 Auto Policy-Progressive Insurance #02151911-5 renewal date 5/23/06

Schedule 4.21	Prime Time Past Due Receivables

Advanced Trailer Sales	$570.46
EMCO Equipment Sales	$200.00
GE Equipment Sales	$1,657.90
H.D. Distribution	$431.55
Hyundai Translead	$150.00
Northwest Trailer	$1,482.39
Quality Fleet	$316.63
Xtra Lease Commerce	$1,328.60
Xtra Lease Fontana	$190.64
Xtra Lease WA	$1,136.99
8 Point Trailers	$(104.77)
J.B. Trailer	$16.90
Gabriel Herrera	$88.00

$7,465.29

Settlement Statement
Acquisition of Certain Assets of Prime Time Equipment, Inc.
By
CapSource Equipment Company, Inc.
Closing Date: May 1, 2006

4/30/2006

	Book Value at 4/30/2006 (per Bal Sheet	Amount (Excluded)	Amount Included	Purchase Price Allocation

			Acquired

ASSETS

Checking account - San Jose Nat’l	$143,421.97	($143,421.97)	$0.00	$0.00
Checking account - Wells Fargo Bank	$116,208.64	($116,208.64)	$0.00	$0.00
Petty Cash - (In Fontana)	$2,938.00	$0.00	$2,938.00	$2,938.00

Accounts Receivable	$412,070.54	$0.00	$412,070.54	$412,070.54

Fixed Assets - Net (Phone System)	$3,702.80	$0.00	$3,702.80	$24,000.00

Inventory:
New - Hyundai Trailers	$464,926.00	$0.00	$464,926.00	$464,926.00
Celadon Trailers	$271,878.68	$0.00	$271,878.68	$271,878.68
Skyway Inventory	$3,600.00	$0.00	$3,600.00	$0.00
Used Trailers	$269,615.00	$0.00	$269,615.00	$269,615.00
Used Trucks	$5,200.00	$0.00	$5,200.00	$0.00
Miscellaneous Inventory (Excluding auto)	$9,750.00	$0.00	$9,750.00	$0.00
Miscellaneous Inventory (auto only)	$7,500.00	($7,500.00)	$0.00	$0.00
Parts Inventory	$28,928.30	$0.00	$28,928.30	$28,928.30

Premium Payment - Goodwill	$0.00	$0.00	$0.00	$98,390.30

Non-compete Agreement	$0.00	$0.00	$0.00	$400,000.00

Prepaid Insurance	$11,417.87	($11,280.37)	$137.50	$0.00
Prepaid Licenses	$401.00	($401.00)	$0.00	$0.00
Prepaid Taxes	$35,370.00	($35,370.00)	$0.00	$0.00

Total Assets	$1,786,928.80	($314,181.98)	$1,472,746.82	$1,972,746.82

LIABILITIES
Accounts Payable	$105,908.32	($12,608.77)	$93,299.55	$93,299.55
Sales Tax Payable	$9,131.29	($9,131.29)	$0.00	$0.00
Gross FET
FET Payable	$33,217.88	($33,217.88)	$0.00	$0.00
FET Tire Credit	($22,650.88)	$22,650.88	$0.00	$0.00

Contracts Payable - Insurance	$0.00	$0.00	$0.00	$0.00

Floor Plan Loan Liabilities:
GE - Hyundai Trailers	$554,201.00	($89,275.00)	$464,926.00	$464,926.00
GE - Celadon Trailers	$290,606.00	($57,200.00)	$233,406.00	$233,406.00
GE - Used (Misc) Trailers	$207,750.00	($44,000.00)	$163,750.00	$163,750.00

Total Liabilities	$1,178,163.61	($222,782.06)	$955,381.55	$955,381.55

Net Book Value	$608,765.19	($91,399.92)	$517,365.27	$1,017,365.27

Settlement

Components of Net Purchase Price according to Purchase agreement:

Net book value received/assumed	$517,365.27
Premium above net book value	$100,000.00

Net Purchase Price	$617,365.27

Payments to Ken Moore from CapSource Equipment Company, Inc.
Value of Non-compete agreement	$400,000.00

Total cash payment to Ken Moore.	$400,000.00

Total Cash Payments by CapSource Equipment Company at Closing	$1,017,365.27

Gross Purchase Price:
Total Assets Acquired	$1,472,746.82
Premium in excess of net book value	$100,000.00
Non-compete agreement with Ken Moore	$400,000.00

Gross purchase price	$1,972,746.82

Settlement:
Assumption of Accounts payable	$93,299.55
Assumption of Floor Plan Debt (transfer to Navistar)	$862,082.00
Payment to Prime Time Equip., Inc. for personal property (per Bill of Sale)	$24,000.00
Payment to Prime Time Equip., Inc. for the balance	$593,365.27
Payment to Ken Moore	$400,000.00

Total payments and assumptions of liabilities	$1,972,746.82

Schedule 5.3	Conflicts or Violations

None.

Exhibit 9.1

See Commercial Lease Agreement under Schedule 4.8.